EXHIBIT 10.115

                                               Contract No. DE-MS79-94BP93947

                        GENERAL TRANSMISSION AGREEMENT
                             entered into by the
                          UNITED STATES OF ANLERICA
                             DEPARTMENT OF ENERGY
                          acting by and through the
                       BONNEVILLE POWER ADMINISTRATION
                                     and
                       PUGET SOUND POWER & LIGHT COMPANY


                             Index to Sections
_____________________________________________________________________________

Section                                                                  Page

   1.    Term of Agreement...............................................  3
   2.    Termination of Prior Agreements.................................  4
   3.    Definitions and Explanation of Terms............................  4
   4.    Exhibits:  Interpretations......................................  8
   5.    Transmission of Electric Power..................................  9
   6.    Payment by the Company.......................................... 14
   7.    Power Scheduling................................................ 15
   8.    Reactive Power.................................................. 16
   9.    Revision of Exhibits............................................ 16
  10.    Addition or Deletion of Points of Integration and Points of
         Delivery and Changes in Transmission Demands.................... 18
  11.    Special Provisions.............................................. 22
  12.    Miscellaneous................................................... 23

         Exhibit A    (Transmission Rate Schedules and General
                        Transmission Rate Schedule Provisions)...........  8
         Exhibit B    (General Wheeling Provisions [GWP Form 4R])........  8
         Exhibit C    (Transmission Parameters)..........................  8
         Exhibit D    (Calculation of Losses)............................  8



This GENERAL TRANSMISSION AGREEMENT (Agreement) is entered into as of December 1, 1994, by the UNITED STATES OF AMERICA (Government), Department of Energy, acting by and through the BONNEVILLE POWER ADMINISTRATION (Bonneville), and PUGET SOUND POWER & LIGHT COMPANY (Company), a corporation of the State of Washington. Each of Bonneville and the Company is sometimes referred to in this Agreement as "Party"; both of Bonneville and the Company are sometimes referred to in this Agreement as "Parties".


                                  WITNESSETH:

       WHEREAS Bonneville and the Company on August 27, 1982, entered into Contract No. DE-MS79-81BP90426, as amended and replaced to the date hereof, and

       WHEREAS Bonneville and the Company have entered into Letter Agreement No. DE-MS79-91BP93160 (Letter Agreement) which contemplates a new General Transmission Agreement (IR Agreement) for integration of resources and for certain other contractual arrangements, and Bonneville and the Company intend this Agreement to be the IR Agreement contemplated by the Letter Agreement; and

       WHEREAS the Parties have entered into the following agreements for transmission of Electric Power (collectively referred to herein as Prior Agreements): Contract No. DE-MS79-88BP92292, providing transmission service for the Company's share of the electric output of the Centralia Project; Contract No. DE-MS79-81BP90169, providing transmission service for the Company's share of the electric output of the Colstrip Thermal Generating Plant; and Contract No. DE-MS79-92BP93741, providing transmission service for a portion of the electric output of Montana Power Company's Colstrip # 4; and

       WHEREAS Bonneville and the Company desire to terminate the Prior Agreements and replace the Prior Agreements with this Agreement; and

       WHEREAS Bonneville recognizes that the Company's Tono Transmission Facilities have a design capacity of 400 MW, but due to parallel path and other considerations, the Parties desire to transmit Electric Power pursuant to the terms of this Agreement; and

       WHEREAS the Company and The Washington Water Company (WWP) have entered into an agreement pursuant to which WWP exchanges 197 MW of Electric Power from the Centralia Project, located in Centralia, Washington, with the Company for an equal amount of Electric Power from the Colstrip Thermal Generating Plant, located in Colstrip, Montana, and the Company intends to enter into an amendment or replacement of such exchange agreement with WWP; and
       WHEREAS Bonneville and the Company, concurrently with the effectiveness of this Agreement, have entered into a Pacific Northwest (PNW) AC Intertie Capacity Ownership Agreement, Contract No. DE-MS79-94BP94521
, (Capacity Ownership Agreement) which,
among other things, provides for ownership by the Company of a portion of the capability of Bonneville's PNWAC Intertie (as defined in the Capacity Ownership Agreement); and

    WHEREAS the Parties desire to provide in this Agreement for, among other things, the transmission over the Federal Columbia River Transmission System, to and from the Company's transmission system, of Electric Power scheduled for transmission over the PNW AC Intertie pursuant to the Capacity Ownership Agreement; and

    WHEREAS Bonneville is authorized pursuant to law to dispose of Electric Power generated at various Federal hydroelectric projects in the PNW or acquired from other resources; to construct and operate transmission facilities; to provide transmission and other services; and to enter into agreements to carry out such authority;

     NOW, THEREFORE, the Parties agree as follows:

1.   TERM OF AGREEMENT

     (a) This Agreement shall be effective at 2400 hours on the latest of (1) the date of execution and delivery of this Agreement; (2) the earliest date on which the Company may exercise its Capacity Ownership Rights (as defined in the Capacity Ownership Agreement) pursuant to the Capacity Ownership Agreement; and (3) the date by which this Agreement has, with respect to the Company, been approved, accepted for filing or otherwise permitted to become effective by FERC; provided, that if FERC approves or accepts for filing this Agreement, or otherwise permits this Agreement to become effective with any change or new condition, this Agreement shall not be or become effective unless both of the Parties have agreed in writing, and until the date by which both of the Parties have so agreed, to such change or new condition (such latest date, the Effective Date). This Agreement shall continue in effect until 2400 hours on July 31, 2014; provided, however, that all liabilities accrued under this Agreement shall be preserved until satisfied.

     (b) One (1) year prior to the expiration of this Agreement, Bonneville shall offer to provide to the Company transmission services as provided hereunder, on terms and conditions consistent with the terms and conditions for such transmission services being offered at that time by Bonneville to other Bonneville customers similarly situated.

     (c) If the Total Transmission Demand is reduced to zero pursuant to the terms and provisions of section 10(c), the Company may, subject to satisfaction of all obligations accrued hereunder and completion of all notice periods specified in section 10(c), terminate this Agreement by written notice of such termination to Bonneville.

     (d) The Company may terminate this Agreement or any Transmission Demand under this Agreement upon 1-year's prior written notice of such termination to Bonneville if Bonneville discontinues application of cost-based rates for service provided under this Agreement.

2.   TERMINATION OF PRIOR AGREEMENTS

     (a) The Prior Agreements are hereby terminated as of 2400 hours on the Effective Date but all liabilities accrued thereunder to the Effective Date are hereby preserved until satisfied.

     (b) Contract No. DE-MS79-91BP93053 (Intertie and Network Transmission Agreement) shall terminate as of 2400 hours on the Effective Date but all liabilities accrued thereunder to the Effective Date are hereby preserved until satisfied; provided, that the penultimate sentence of section 5(b) of such contract shall not be applicable for seasons during which such contract terminates pursuant to this Agreement.

3.   DEFINITIONS AIND EXPLANATION OF TERMS

     (a) "Connecting Transmission" means, with respect to a Resource integrated at a Point of Integration, transmission service or facilities needed or used for transmission of such Resource to such Point of Integration for transmission under this Agreement.

     (b) "DC Intertie" means Bonneville's rights in the 1000 kV direct current (DC) transmission line, and associated substation facilities, extending from the Government's Big Eddy Substation to the Nevada-Oregon Border.

     (c) "Eastern Intertie" means the transmission facilities consisting of the Townsend-Garrison double-circuit 500 kV transmission line segment, including related terminals at the Garrison Substation.

     (d) "Electric Power" or "Power" means electric peaking capacity, expressed in kilowatts, or electric energy, expressed in kilowatthours, or both.

     (e) "FCRTS" or "Federal Columbia River Transmission System" means the transmission facilities of the Federal Columbia River Power System, which include all transmission facilities owned by the Government and operated by Bonneville, and other facilities over which Bonneville has obtained transmission rights.

     (f) "FERC" means the Federal Energy Regulatory Commission or its regulatory successors.

     (g) "Montana Intertie Agreement" means Contract No. DE-MS79-8IBP90210 between Bonneville and the Company, as amended.

     (h) "Operational Constraints" means limitations on the ability of the FCRTS to operate due to any system emergency, loading condition, or maintenance outage with respect to Bonneville facilities, or the facilities of an interconnected utility, that make it prudent to reduce system loadings consistent with Prudent Utility Practice, whether or not all facilities are in service.

     (i) "PNW AC Intertie has the meaning set forth in the Capacity Ownership Agreement.

     (j)  "Point of Delivery" means:

          (1) any of the points set forth in Exhibit C, Part B, where Electric Power shall be made available to the Company pursuant to this Agreement; and

          (2) any other point mutually agreed upon by the Parties where Electric Power shall be made available to the Company pursuant to this Agreement.

     (k)  "Point of Integration" means:

          (1) any of the points set forth in Exhibit C, Part A, where Electric Power from Resources shall be integrated into the FCRTS pursuant to this Agreement; and

          (2) any other point mutually agreed upon by the Parties where Electric Power from Resources may be made available to Bonneville for nonfirm transmission to any of the Points of Delivery pursuant to this Agreement.

     (l) "Prudent Utility Practice" means, at any particular time, the generally accepted practices, methods, and acts in the electrical utility industry in the Western Systems Coordinating Council area immediately prior to such time that would achieve the desired result or, if there are no such practices, methods, and acts, then the practices, methods and acts which, in the exercise of reasonable judgment in the light of facts known at the time the decision was made, could have been expected to accomplish the desired result consistent with reliability and safety.

     (m)  "Resource" means:

          (1)  any Electric Power from a source set forth in Exhibit C, Part
               A; and

          (2) any Electric Power transmitted over the PNW AC Intertie pursuant to the Capacity Ownership Agreement and made available to Bonneville at the John Day Substation Point of Integration. Upon request by Bonneville, the Company shall identify the source of such Electric Power; provided, however, that if such Electric Power can only be identified as a system sale, then the Company shall be obligated pursuant to this section 3(m)(2) to identify only the utility generating such Electric Power; and

          (3) any Electric Power (i) which the Company has a right to receive, and (ii) for which nonfirm transmission service is requested by the Company on the FCRTS, and (iii) the Electric Power from which is made available to Bonneville at one or more of the Points of Integration; and

          (4) any other Electric Power for which nonfirm transmission service is requested by the Company for the purpose of providing station service to any of the Company's sources of Electric Power interconnected with the FCRTS, and which Electric Power is made available to Bonneville at any of the Points of Integration.

     (n) "Total Power Wheeled" means with respect to any hour the sum of the Electric Power made available to Bonneville during such hour for transmission on the FCRTS pursuant to this Agreement, including but not limited to section 7, at all Points of Integration.

     (o) "Total Transmission Demand" means the sum of the Company's Transmission Demands.

     (p) "Transmission Demand" with respect to any Point of Integration, means the maximum firm transmission capacity (expressed in kilowatts) as set forth in Exhibit C, Part A, which Bonneville shall be obligated pursuant to this Agreement to have available at such Point of Integration during any hour for the purpose of integrating into the FCRTS any Resource. The level of each Transmission Demand, with respect to each Point of Integration set forth in Exhibit C, Part A, (except for the John Day Substation Point of Integration). shall be based on the hourly peak capability of the source(s) of Electric Power listed in Exhibit C, Part A, to be integrated into the FCRTS at such Point of Integration.

     (q) "Use-of-Facilities Charge" means the charges, if any, specified in Exhibit C, applicable to Points of Integration and Points of Delivery for the purpose of recovering the cost of identifiable facilities provided by Bonneville for the Company's use. Such charges and their application shall be consistent with the Use-of-Facilities Transmission Rate Schedule, contained in Exhibit A, and shall, subject to section 9(c), also be consistent with Bonneville's Customer Service Policy.

     (r) "Use Limit" means with respect to any Point of Delivery the amounts (in kilowatts) set forth in Exhibit C, Part B, corresponding to such Point of Delivery.

     (s) "Northern Intertie" means that segment of the FCRTS assigned by Bonneville for Bonneville transfer capability at the United States-Canada border.

     (t) "Workday" means any day which both of the Parties observe as a regular workday.

4.   EXHIBITS; INTERPRETATIONS

     Exhibits A, B, C, and D (Exhibits) attached hereto are by this reference incorporated into and made a part of this Agreement. The Parties agree that "contract body" as used in section 1 of Exhibit B shall mean sections 1 through 12 of this Agreement. The provisions of section 38 of the General Wheeling Provisions (GWP Form-4R), require that Bonneville provide a notice consistent with a minimum notice period prior to a Rate Adjustment Date (as defined in Exhibit B). If the rates set forth in or applicable to this Agreement are disapproved or if conditions are placed on such rates by FERC, Bonneville shall not be required to give such notice prior to resubmitting the rates to FERC or implementing FERC approved rates. The headings used in this Agreement are for convenient reference only, and shall not affect the interpretation of this Agreement. The Company shall be deemed to be the "Transferee" and Bonneville shall be deemed to be the "Transferor" referred to in the General Wheeling Provisions, Exhibit B.

5.   TRANSMISSION OF ELECTRIC POWER

     (a) Bonneville shall, during each hour of the term of this Agreement, make an amount of Electric Power equal to the Total Power Wheeled available to the Company at one or more of the Points of Delivery, subject to sections 5(a)(1) through 5(a)(5) below. In the event that service hereunder must be curtailed due to Operational Constraints, Bonneville obligation to mitigate the effects of such curtailment are set forth in section 5(e) below and in section 12 of Exhibit B, (except to the extent that such section 12 conflicts with sections 1 through 12 of this Agreement), and in footnote 3 of Exhibit C, Part A, and Bonneville shall have no other obligation to mitigate the effects of such curtailment pursuant to this Agreement.

          (1) Bonneville may, but shall not be obligated to, integrate into the FCRTS during any hour amounts of Electric Power to the extent that such amounts exceed the Total Transmission Demand.

          (2) Firm transmission capability of the FCRTS between the Company's system and John Day Substation shall, notwithstanding any Operational Constraints or any other constraint on the ability of the FCRTS to operate, be deemed to exist during any hour (i) for north-to-south transmission, in an amount equal to the Company's Total Transmission Demand, and (ii) for south-to-north transmission, in an amount equal to the Company's Transmission Demand for the John Day Substation Point of Integration. The net of the Company's schedules in a north-to-south direction and in a south-to-nor-north direction during any hour shall be used to determine use of such transmission. The Company shall be billed for transmission of Electric Power for such hour pursuant to the provisions of section 6.

          (3) Bonneville may, but shall not be obligated to, integrate at a Point of Integration during any hour, amounts of Electric Power to the extent that such amounts exceed the Transmission Demand at such Point of Integration.

          (4) Bonneville may, but shall not be obligated to, integrate Electric Power other than Resources set forth in Exhibit C, Part A, provided that the Points of Integration for such Electric Power have been mutually agreed upon by the Parties pursuant to this Agreement.

          (5) Notwithstanding anything to the contrary set forth in this Agreement, Bonneville shall not withhold its agreement (A) to any point proposed by the Company as a Point of Integration pursuant to section 3(k)(2) or to any amount of Electric Power proposed by the Company to be integrated at such point or (B) to integrate at any Point of Integration set forth in Exhibit C, Part A, amounts of Electric Power in excess of the Transmission Demand with respect to such Point of Integration, except to the extent that (i) capacity of the facilities located at such point or at such Point of Integration, as the case may be, is not available due to Operational Constraints, or (ii) Bonneville requires the use of such capacity, or any portion thereof, for purposes of transmitting Bonneville nonfirm power; provided however, that capacity at such point or at such Point of Integration, as the case may be, not required by Bonneville for transmission of Bonneville's nonfirm power shall be made available to the Company in an amount equal to the product of (x) the ratio of (i) the amount of Electric Power requested by the Company to be transmitted on a nonfirm basis at such point or such Point of Integration, as the case may be, to (ii) the total amount of Electric Power requested by entities other than Bonneville to be transmitted on a nonfirm basis at such point or such Point of Integration, as the case may be, and (y) the amount of capacity at such point or such Point of Integration, as the case may be, not required by Bonneville for transmission of Bonneville's nonfirm power. Nothing in this section 5(a)(5) is intended by the Parties to constrain Bonneville from engaging in design of a successor to the Energy Transmission Rate.

     (b) The Parties' respective rights and obligations with respect to Bonneville's PNW AC Intertie are set forth in the Capacity Ownership Agreement. Nothing in this Agreement, including, without limitation, delivery by Bonneville of Power at the John Day Substation Point of Delivery, or integration of Power into the FCRTS at the John Day Substation Point of Integration is intended by the Parties to limit, alter, add to or otherwise affect the respective rights and obligations of the Parties pursuant to the Capacity Ownership Agreement. Nothing in this Agreement, including, without limitation, delivery by Bonneville of Power at the Big Eddy Point of Delivery, is intended by the Parties to provide rights to use the DC Intertie. Nothing in this Agreement is intended by the Parties to limit, alter, add to or otherwise affect the respective rights and obligations of the Parties pursuant to the Montana Intertie Agreement.

     (c) If the Company determines that it has an amount of Electric Power available during any hour for nonfirm transmission on the FCRTS, the scheduling and transmission of which would cause the Total Power Wheeled to exceed in such hour the Total Transmission Demand, the Company may request from Bonneville nonfirm transmission service for transmission on the FCRTS for such amount of Electric Power during such hour. Bonneville may provide such transmission service. The Company shall be billed for such transmission service pursuant to the provisions of section 6(d).

          (1) The option pursuant to this section 5(c) to make available Electric Power for nonfirm transmission on the FCRTS by Bonneville shall not be used by the Company to avoid having a Total Transmission Demand which reasonably reflects the annual peak transmission needs of all of the sources of Electric Power set forth in Exhibit C, Part A, and the combined total annual peak demand for wheeling with respect to all of such sources of Electric Power which the Company regularly places on Bonneville. Bonneville shall have the right to refuse to provide the Company transmission service on a nonfirm basis to the extent Bonneville determines consistent with this section 5(c)(1), that the Transmission Demand at a Point of Integration should be increased.

          (2) To the extent Bonneville wheels, pursuant to this Agreement, any Electric Power of the Company's on the FCRTS in connection with a transaction which is exempt from wheeling charges or loss assessment at the time of actual transmission of such Electric Power, (such as any qualifying transaction under the Coordination Agreement (Contract No 14-03-48221)), and which is subsequently converted to a sale other than under the terms of the Coordination Agreement, to an entity other than Bonneville, Bonneville shall have the right to retroactively (to the date of such conversion) bill the Company for such wheeling as nonfirm transmission service pursuant to Bonneville's Energy Transmission (ET-93) Rate Schedule in effect at the time such Electric Power was wheeled, or its successor rate schedule, and the provisions of section 6(d), and to assess losses consistent with this Agreement with respect to any Electric Power so wheeled in connection with such transaction unless billing or losses for such subsequent conversion is otherwise provided for under another agreement to which Bonneville is a Party. Such qualifying transactions shall not be subject to sections 5(c)(1) above and 5(c)(3) below.

          (3) Except for any Electric Power made available by the Company for nonfirm transmission pursuant to this section 5(c), amounts of Electric Power wheeled hereunder from a Point of Integration which exceed the Transmission Demand at such Point of Integration shall be subject to billing as a Ratchet Demand in accordance with section 6(b). To the extent the Energy Transmission Rate Schedule (ET-93), or its successor rate schedule, is applied, a Ratchet Demand shall not be applied.

     (d) To compensate Bonneville for losses incurred in providing transmission services pursuant to this Agreement, the Company shall make available to Bonneville at one or more Points of Delivery (unless otherwise mutually agreed between the Parties), on the corresponding hour 168 hours later or on another hour mutually agreed upon by the Parties, an amount of Electric Power equal to the product of (1) the amount of Electric Power (expressed in megawatthours) for which transmission service is provided to the Company during a given hour pursuant to sections 5(a) and 5(c), and
          (2) the appropriate loss factor set forth in Exhibit D.

     (e) Bonneville shall, if requested by the Company to do so and if it is within Bonneville's capability to do so without adversely affecting performance of its other obligations, make replacement Electric Power available to the Company hereunder, without additional cost to the Company except as provided in this section 5(e), if Electric Power cannot be made available by the Company to Bonneville pursuant to this Agreement solely because of (i) limitations on the ability of the FCRTS to operate due to any system emergency, loading condition, or maintenance outage with respect to Bonneville facilities that makes it prudent to reduce system loadings consistent with Prudent Utility Practice, whether or not all facilities are in service; or (ii) suspension or interruption of, or interference with, the operation of the FCRTS; or (iii) both. The Company shall, at Bonneville's option:

          (1) reimburse Bonneville for any cost or loss of revenue incurred by Bonneville in making such replacement Electric Power available;

          (2) replace all or a portion of such replacement Electric Power with the Company's Electric Power at a time and place agreed upon by the Parties prior to delivery; or

          (3) reimburse and replace pursuant to sections 5(e)(1) and 5(e)(2) above in amounts determined by Bonneville which in total are equivalent in value to (A) the cost or loss of revenue incurred by Bonneville in making replacement Electric Power available to the Company pursuant to this section 5(e) or (B) the Electric Power made available by Bonneville pursuant to this section 5(e).

          The method to replace or reimburse shall be specified by Bonneville at the time of the Company's request for replacement Electric Power. The Company shall have the right to withdraw such request for replacement Electric Power, prior to delivery thereof and prior to Bonneville's incurring any cost therefor, after Bonneville specifies the method to replace and/or the amount to reimburse pursuant to this section 5(e).

     (f) The Company shall not use its rights under this Agreement to provide wheeling to another entity if such wheeling is inconsistent with the Company's rights in the PNW AC Intertie Capacity Ownership Agreement, Contract No. DE-MS79-94BP94521.

     (g) Bonneville shall give the Company notice of any likely or actual occurrence or existence of (i) any Operational Constraint and (ii) any suspension or interruption of, or interference with, the operation of the FCRTS, to the extent that the same affects the provision of service by Bonneville with respect to any Point of Integration or Point of Delivery pursuant to this Agreement. Such notice shall be given as promptly as practicable by Bonneville.

6.   PAYMENT BY THE COMPANY

     As full compensation for services provided under sections 5(a) and 5(c), the Company shall pay Bonneville each month during the term hereof, amounts determined in accordance with Exhibit A and Exhibit C, and as follows:

     (a) For integration of Electric Power pursuant to section 5(a), the Company shall, subject to sections 5(b), 5(c), and 5(d), pay Bonneville in accordance with the Integration of Resources Transmission Rate Schedule (IR-93), or its successor rate schedule, and, to the extent expressly provided in other provisions of this Agreement, in accordance with the Use-of-Facilities Rate Schedule (UFT-83), or its successor rate schedule; provided, that for the purposes of this Agreement, the term "scheduled" as used in Section III.B. of the Integration of Resources Transmission Rate Schedule (IR-93), or its successor rate schedule, shall mean or refer to any submission (or arrangement for submission) by the Company of any schedule or retroactive report pursuant to section 7 of this Agreement.

     (b) The billing demand shall be determined in accordance with the Integration of Resources (IR-93) Transmission Rate Schedule, or its successor rate schedule. Any Ratchet Demand that may occur is for billing purposes only and does not constitute an increase in any Transmission Demand pursuant to section 10. Any continued service with respect to any Point of Integration pursuant to this Agreement at a level, to the extent that such level exceeds the

          Transmission Demand with respect to such Point of Integration, will depend on the availability of facilities for such purpose as reasonably determined by Bonneville.

     (c) The billing energy for each month pursuant to the Integration of Resources Transmission Rate Schedule (IR-93), or its successor rate schedule, and the Energy Transmission Rate Schedule (ET-93), or its successor rate schedule, shall be the sum of the greater of the hourly amounts of (A) kilowatthours scheduled from the Points of Integration to the Company's transmission system over Bonneville's transmission system hereunder, or (B) kilowatthours scheduled over Bonneville's transmission system hereunder from the Company's transmission system to the John Day Point of Delivery and the Big Eddy Point of Delivery.

     (d) The Company shall be billed for transmission of Electric Power up to an amount equal to the Total Transmission Demand pursuant to the Integration of Resources Transmission Rate Schedule (IR-93), or its successor rate schedule. To the extent the Total Transmission Demand is exceeded, the Company shall be billed for nonfirm transmission of Electric Power pursuant to the Energy Transmission Rate Schedule (ET-93), or its successor rate schedule. For transmission pursuant to section 5(c)(2), the Company shall be billed in accordance with the Energy Transmission (ET-93) Rate Schedule, or its successor rate schedule.

7.   POWER SCHEDULING

     The Company shall submit or arrange to have submitted to Bonneville by 1000 hours (Pacific Time) (or any other hour agreed upon by the Parties) of each Workday:

     (a) for the Resource referred to in section 3(m)(1), a retroactive report of the Electric Power made available to Bonneville for integration into the FCRTS during each hour of the immediately preceding Workday and of the days other than a Workday (if any) succeeding such immediately preceding Workday;

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     (b)  for the Resources referred to in sections 3(m)(2), 3(m)(3) and
          3(m)(4), a separate schedule of the Electric Power to be made available to Bonneville for integration into the FCRTS during each hour of the next succeeding Workday and of the days other than a Workday (if any) immediately preceding such next succeeding Workday; and

     (c) a separate schedule of the Electric Power to be made available to Bonneville for losses pursuant to section 5(d) during each hour of the next succeeding Workday and of the days other than a Workday (if any) immediately preceding such next succeeding Workday.

8.   REACTIVE POWER

     It is the intent of the Parties hereto that the voltage level at the Points of Integration and the Points of Delivery be controlled in accordance with Prudent Utility Practice. The Parties hereto shall jointly plan and operate their systems so as not to place an undue burden on the other Party to supply or absorb reactive power accompanying or resulting from deliveries of Electric Power hereunder.

9.   REVISION OF EXHIBITS

     (a) The rate schedules included in Exhibit A shall be replaced by successor rate schedules adopted in accordance with the provisions of section 7(i) of the Pacific Northwest Power Act and FERC rules.

     (b) Bonneville may review Exhibit D and, no more frequently than once in a 12-month period commencing on the anniversary of the Effective Date, may revise such Exhibit to reflect any change in condition that would substantially affect the loss factor set forth in Exhibit D; provided, however, that any change to the loss factor pursuant to this Agreement

          (1)  shall be prospective only;

          (2) shall be made in an equitable manner so as to be consistent with such change in condition;

                                      16

          (3) shall incorporate values which represent then current FCRTS operating conditions or incorporate any value, used in Exhibit D to calculate the losses, which has changed due to a change in methodology; and

          (4) shall in no event result in a loss factor that is greater than the loss factor which Bonneville is then applying with respect to any of its other customers for firm transmission under an Integration of Resources Transmission Agreement.

     Any changes to Bonneville's loss methodology or formula, other than numerical values, shall be made only after consultation with the Company. During such consultation, Bonneville shall provide to the Company material used by Bonneville as a basis for such changes to such loss methodology or formula. Exhibit D as revised pursuant to this section 9(b) shall become effective as of the date specified therein; provided, however, that in no event shall such revised Exhibit D be effective sooner than the date on which the Company is notified by Bonneville in writing of such revision to Exhibit D.

     (c) No Use-of-Facilities Charges or any rates or charges other than charges pursuant to the Integration of Resources Transmission Rate Schedule (IR-93), or its successor rate schedule, or the Energy Transmission Rate Schedule (ET-93), or its successor rate schedule, shall be assessed pursuant to this Agreement for delivery from the C.W. Paul Substation, Garrison Substation, or John Day Substation Point of Integration to the Points of Delivery specified in Exhibit C, Part D, on the Effective Date, at levels of service specified in Exhibit C on the Effective Date, except if and to the extent that the Parties mutually agree that conditions have changed and that such charge is appropriate as a result of such change.

     (d) In the event Bonneville proposes any wheeling rate for transmission service on Bonneville's main grid that includes costs of the PNW AC Intertie, the Eastern Intertie, the DC Intertie, or the Northern Intertie, such proposed rate shall include a credit or other mechanism that ensures that the Company is not charged any of the PNW AC Intertie, the Eastern Intertie, the DC Intertie, or the Northern Intertie costs for deliveries of power that

                                      17

          utilize up to the capacity share of each such intertie, if any, to which the Company is entitled pursuant to other agreements with Bonneville.

10. ADDITION OR DELETION OF POINTS OF INTEGRATION AND POINTS OF DELIVERY AND CHANGES IN TRANSMISSION DEMANDS

     (a) Except as otherwise provided in section 10(b), Points of Integration and Points of Delivery shall be added and Transmission Demands shall be increased, subject to mutual agreement of the Parties, which agreement shall not be unreasonably withheld or delayed, and to Bonneville's determination of available transmission capacity, upon 3-months' prior written notice by the Company to Bonneville of such addition or increase; provided, that Points of Integration and Points of Delivery may not be added, and Transmission Demands may not be increased, more frequently than once during any 12-month period commencing on the anniversary of the Effective Date.

     (b) Transmission Demand associated with the John Day Substation Point of Integration may be increased upon prior written notice from the Company to Bonneville, to the extent that Bonneville has capacity in excess of its needs and obligations at such time, in an amount equal to an increase in the megawatt amount of the Company's Capacity Ownership Rights under the PNW AC Intertie Capacity Ownership Agreement in a south-to-north direction.

     (c) Points of Integration and Points of Delivery may be deleted and Transmission Demands may be reduced only upon the written request of the Company and, upon such request, only in accordance with the provisions of sections 10(c)(1) through 10(c)(5).

          (1) Except as otherwise provided in this section 10(c), Transmission Demands with respect to any individual Point of Integration may be reduced once (but no more frequently than once) in any 12-month period commencing on the anniversary of the Effective Date for any Point of Integration, it being understood that any such reduction shall be subject to section 10(c)(4) and shall be permitted pursuant to this Agreement only:

                                      18

               (A) to the extent that the Company's right to receive any Resource set forth in Exhibit C, Part A, as being integrated at such Point of Integration (or right to Connecting Transmission for such Resource) is reduced or is eliminated or expires; or

               (B) to the extent that the Company sells or assigns all or a portion of its share of a Resource integrated at such Point of Integration (or sells or assigns all or a portion of the Company's right to Connecting Transmission for such Resource); or

               (C) to the extent of a permanent partial or total reduction in the Company's entitlement to a share of a Resource integrated at such Point of Integration (or partial or total reduction of the Company's right to Connecting Transmission for such Resource); or

               (D) to the extent of any loss, destruction, abandonment, or sale of any of the facilities generating or transmitting a Resource integrated at such Point of Integration (or loss, destruction, abandonment, or sale of the Connecting Transmission for such Resource); or

               (E) to the extent of the discontinuation of operation of any of the facilities generating or transmitting a Resource integrated at such Point of Integration (or discontinuation of the Connecting Transmission for such Resource) pursuant to a final order of a public official having authority to issue such order; or

               (F) with respect to the Garrison Substation Point of Integration, to the extent of the expiration of the Montana Intertie Agreement, including extensions thereof.

          (2) A Point of Integration may be deleted, upon 3-months' prior written notice by the Company of such deletion to Bonneville, but only after the Transmission Demand with respect to such Point of Integration has been reduced to zero pursuant to sections 10(c)(1) and 10(c)(5).

                                      19

          (3) A Point of Delivery may be deleted, subject to mutual agreement of the Parties and to section 10(c)(4), upon 3-months' prior written notice by the Company of such deletion to Bonneville.

          (4) If, and to the extent that, any Use-of-Facilities charges are added to this Agreement pursuant to section 9(c), the terms and conditions related to such Use-of-Facilities charges shall be subject to the mutual written agreement of the Parties prior to the addition of such charges.

          (5) The Company shall provide Bonneville no less than 3-years' written notice of any decrease in a Transmission Demand, except as follows:

               (A) The Company shall provide no less than 3-months' written notice of a decrease in Transmission Demand if there is an equal increase in Transmission Demand by another customer of Bonneville at the same Point of Integration resulting from the sale or assignment of a Resource, or of the facilities generating or transmitting a Resource, and involving no loss of revenue to Bonneville; or

               (B) The Company shall provide written notice as soon as practicable, which would be effective on the later of the date such notice is received by Bonneville or the date stated in such notice, if such decrease in Transmission Demand is due to any loss, destruction, or abandonment of any of the facilities generating or transmitting a Resource, or discontinuation of operation of a Resource under a final order of a public official having authority to issue such order, or if the Company's right to receive Electric Power is reduced or eliminated according to the terms of an agreement between the Company and another entity for such Electric Power.

          (6) Notwithstanding anything in this Agreement to the contrary, if the megawatt amount of the capability of the PNW AC Intertie to which the Company is entitled pursuant to the Capacity Ownership Agreement is at any time reduced, Transmission Demand with respect

                                      20

               to the John Day Substation Point of Integration shall be concurrently reduced by a megawatt amount equal to such reduction with respect to the PNW AC Intertie upon prior written notice of such reduction by the Company to Bonneville.

     (d) Projected Company loads at each Point of Delivery shall be prepared, projected for 10 years, and forwarded to Bonneville by October 1, of each year. If, based on long-range power flow studies and actual system loadings, such projected loads are expected to exceed the Use Limits with respect to such Point of Delivery within the projected years, within a reasonable planning horizon for the facilities involved, the Company and Bonneville shall enter into joint discussions to:

          (1) discuss how the Company plans to modify the load on Bonneville at such Point of Delivery to stay within the Use Limit;

          (2) discuss the Company's plan for facility additions, revisions, or upgrades, which will increase capacity at such Point of Delivery;

          (3) discuss Bonneville's plan for facility additions, revisions, or upgrades, which will increase capacity at such Point of Delivery; or

          (4) discuss the extent to which the capacity of facilities with respect to such Point of Delivery would be available so as to increase the Use Limit with respect to such Point of Delivery.

          Prior to the implementation of any facility addition, revision or upgrade that increases capacity at a Point of Delivery as contemplated by this section 10(d), the Parties shall negotiate the allocation of costs for such facility addition, revision or upgrade, and the allocation of any increase in capacity at such Point of Delivery, each such allocation to be pursuant to then-existing FERC policies applicable to Bonneville and the Company, respectively, as such policies apply to cost and capacity allocations, and also subject to any other applicable statutory and regulatory requirements. The Company shall be assessed costs for studies conducted by Bonneville in connection with this section 10(d) consistent with the manner in which

                                      21

          Bonneville assesses study costs to other Bonneville customers who receive transmission service pursuant to the Integration of Resources (IR) Transmission Rate Schedule, or its successor rate schedule; provided that, in any event, the costs of any such study conducted by Bonneville in connection with this section 10(d) shall be equitably allocated among the Company, Bonneville and Bonneville's other customers based upon the respective system benefits derived by such parties as a result of such facility addition, revision or upgrade.

          To the extent that other entities may receive system benefits from such facility addition, revision or upgrade, Bonneville shall invite such entities to participate in discussions with respect to cost allocation and system benefits referred to in this section 10(d).

     (e) When changes are made pursuant to this section, Bonneville shall incorporate such changes in a new Exhibit C as soon as practicable.

11.  SPECIAL PROVISIONS

     (a) In recognition of the Company's existing agreement with Seattle City Light (Seattle) to wheel Electric Power from the Centralia Project, and notwithstanding anything in this Agreement to the contrary, the Company may reduce the Transmission Demand with respect to the C.W. Paul Substation Point of Integration no more frequently than once in any 12-month period commencing on the anniversary of the Effective Date to the extent of any reduction in the amount of Electric Power that the Company is obligated pursuant to such agreement to wheel from the Centralia Project to Seattle. The Company shall provide 3-months' written notice to Bonneville of any decrease in such Transmission Demand pursuant to this subsection.

     (b) If the Company contracts hereafter with another entity, including Seattle, to transmit Electric Power over the Company's Tono Transmission facilities the Transmission Demand with respect to the C.W. Paul Point of Integration shall be increased in an amount equal to the amount transmitted by the Company for such other entity.

                                      22

12.  MISCELLANEOUS

     (a) Any notice, demand, request or other communication provided for in this Agreement, or served, given or made in connection with this Agreement, shall be given in writing (unless otherwise provided in this Agreement) and shall be deemed to be served, given or made upon receipt if delivered in person or sent by acknowledged delivery, or sent by registered or certified mail, postage prepaid, to the persons addressed as set forth below:

          If to Bonneville:

               The Bonneville Power Administration
               905 N.E. llth Avenue
               Portland, Oregon 97232
               Attention:  Group Vice President for Marketing, Conservation
                           and Production




          If to Puget:

               Puget Sound Power & Light Company
               411 108th Avenue N.E.
               15th Floor
               Bellevue, Washington 98005-5515
               Attention:  Vice President Power Planning

          Either Party may change the address set forth above by giving the other Party written notice of such change in accordance with this section 12(a).

     (b) Except as may be expressly otherwise provided in this Agreement, this Agreement may be amended or modified only by a written agreement hereafter entered into by Bonneville and Puget, and no provision of this Agreement shall be varied or contradicted by any oral agreement, any course of dealing or performance or any other matter not hereafter set forth in a written agreement signed by both of the Parties.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                                      23

     (d) Nothing contained in this Agreement shall be construed to create an agency, association, joint venture, trust or partnership covenant, obligation or liability on or with regard to either of the Parties. Each Party shall be individually responsible for its own covenants, obligations and liabilities under this Agreement. All rights and obligations of the Parties are several, not joint. No Party shall be deemed to control, to be under the control of, or to be the agent of, the other Party.

     (e) Nothing contained in this Agreement shall grant any rights to, or obligate either Party to provide, any services hereunder directly to or for retail customers of the other Party.

     (f) There are no third-party beneficiaries of this Agreement. This Agreement shall not be construed to create rights in, or grant remedies to, any third party as a beneficiary of this Agreement or of any duty, obligation or undertaking established herein.

     (g) Whenever it is provided in this Agreement that either Party shall determine or make a determination or judgment, or that any action, determination or judgment shall be in such Party's determination or judgment, the exercise of such determination or judgment shall be made solely by such Party and shall be final and not subject to challenge, so long as such Party exercises its

                                      24

          determination or judgment (a) in good faith and not arbitrarily or capriciously, and (b) consistent with Prudent Utility Practice.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreeemnt in several counterparts.

                                            UNITED STATES OF AMERICA
                                            Department of Energy
                                            Bonneville Power Administration


                                            By        Patrick McRae
                                                ------------------------
                                                Senior Account Executive

                                            Name  Patrick McRae
                                                ------------------------
                                            Date  12/1/94
                                                ------------------------


PUGET SOUND POWER & LIGHT COMPANY

By        J. R. Lauckhart
      -----------------------
Name      J. R. Lauckhart
      -----------------------

Title  V. P. Power Planning
      -----------------------

Date  12/1/94
      -----------------------



                                      25

                                                               EXHIBIT 10.115

                                                                    Exhibit A






                                   1993


                      TRANSMISSION RATE SCHEDULES AND

. .             GENERAL TRANSMISSION RATE SCHEDULE PROVISIONS


         TRANSMISSION RATE SCHEDULES AND GENERAL TRANSMISSION RATE
                            SCHEDULE PROVISIONS

                            TABLE OF CONTENTS

Transmission Rate Schedules                                            Page
FPT-93.1       Formula Power Transmission................................1
FPT-91.3       Formula Power Transmission................................3
IR-93          Integration of Resources..................................5
IS-93          Southern Intertie Transmission............................6
IN-93          Northern Intertie Transmission............................7
IE-93          Eastern Intertie Transmission.............................8
ET-93          Energy Transmission.......................................9
MT-91          Market Transmission......................................10
UFT-83         Use-of-Facilides Transmission............................11
TGT-1          Townsend-Garrison Transmission...........................12
AC-93          Southern Intertie Annual Cost............................14


General Transmission Rate Schedule Provisions

Section I      Adoption of Revised Transmission Rate Schedules and
               General Transmission Rate Schedule Provisions............16
Section II     Billing Factor Definitions and Billing Adjustments.......16
Section III    Other Definitions........................................17
Section IV     Billing Information......................................19


                              Schedule FPT-93.1
                          Formula Power Transmission


SECTION   l.  AVAILABILITY

This schedule supersedes schedule FPT-91.1 for all firm transmission agreements which provide that rates may be adjusted not more frequently than once a year. It is available for firm transmission of electric power and energy using the Main Grid and/or Secondary System of the Federal Columbia River Transmission System (FCRTS). This schedule is for full-year and partial-year service and for either continuous or intermittent service when firm availability of service is required. For facilities at voltages lower than the Secondary System, a different rate schedule may be specified. Service under this schedule is subject to BPA's General Transmission Rate Schedule Provisions (GTRSPs).

SECTION 11.  RATES

A.  Full-Year Service

   The monthly charge per kilowatt of billing demand shall be one-twelfth of the sum of the Main Grid Charge and the Secondary System Charge, as applicable and as specified in the Agreement.

   1.  Main Grid Charge

       The Main Grid Charge per kilowatt of billing demand shall be the sum of one or more of the following component factors as specified in the
       Agreement:

       a. Main Grid Distance Factor: amount computed by multiplying the Main Grid Distance by $0.0371 per mile.

       b.  MainGrid Interconnection Terminal Factor:  $0.27

       c.  Main Grid Terminal Factor:  $0.44

       d.  Main Grid Miscellaneous Facilities Factor: $1.88

   2.  Secondary System Charge

       The Secondary System Charge per kilowatt of billing demand shall the the sum of one or more of the following component factors as specified in the Agreement:

       a. Secondary System Distance Factor: The amount determined by multiplying the Secondary System Distance by $0.2784 per mile

       b.  Secondary System Transformation Factor:  $4.10

       c.  Secondary System Intermediate Terminal Factor:  $1.29

       d.  Secondary System Interconnection Terminal Factor:  $0.68


B.  Partial-Year Service

   The monthly charge per kilowatt of billing demand shall be as specified in Section II.A. for all months of the year except for agreements with terms 5 years or less and which specify service for fewer than 12 months per year. The monthly charge shall be:

   1. During months for which service is specified, the monthly charge defined in Section II.A., and

   2. During other months, the monthly charge defined in Section II.A. multiplied by 0.2.

SECTION III.  BILLING FACTORS

Unless otherwise stated in the Agreement, the billing demand shall be the largest of:

A.  The Transmission Demand;

B.  The highest hourly Scheduled Demand for the month; or

C.  The Ratchet Demand

                               Schedule FPT-91.3
                          Formula Power Transmission



SECTION 1  AVAILABILITY

This schedule continues schedule FPT-91.3 for all firm transmission agreements which provide that rates may he adjusted not more frequently than once every 3 years. It is available for firm transmission of electric power and energy using the Main Grid and/or Secondary System of the Federal Columbia River Transmission System. This schedule is for full-year and partial-year service and for either continuous or intermittent service when firm availability of service is required. For facilities at voltages lower than the Secondary System, a different rate schedule may be specified. Service under this schedule is subject to BPA's General Transmission Rate Schedule Provisions.

SECTION II.  RATE

A.  Full-Year Service

   The monthly charge per kilowatt of billing demand shall be one-twelfth of the sum of the Main Grid Charge and the Secondary System Charge, as applicable and as specified in the Agreement.

   1.  The Main Grid Charge

       The Main Grid Charge per kilowatt of billing demand shall be the sum of one or more of the following component factors as specified in the agreement.

       a. Main Grid Distance Factor: The amount computed by multiplying the Main Grid Distance by $0.0281 per mile

       b.  Main Grid Interconnection Terminal Factor:  $0.27

       c.  Main Grid Terminal Factor:  $0.30

       d.  Main Grid Miscellaneous Facilities Factor:  $1.31

   2.  Secondary System Charge

       The Secondary System Charge per kilowatt of billing demand shall be the sum of one or more of the following component factors as specified in the Agreement.

       a. Secondary System Distance Factor: The amount determined by multiplying the Secondary System Distance by $0.1961 per mile.

       b.  Secondary system Transformation Factor:  $2.53

       c.  Secondary System Intermediate Terminal Factor:  $0.84

       d.  Secondary System Interconnection Terminal Factor:  $0.44


B.  Partial-Year Service

    The monthly charge per kilowatt of billing demand shall be as specified in Section II.A. for all months of the year except for agreements with terms 5 years or less and which specify service for fewer than 12 months per year. The charge shall be:

   1. during months for which service is specified, the monthly charge defined in Section II.A., and

   2. During other months, the monthly charge defined in Section II.A. multiplied by 0.2.

SECTION III.  BILLING FACTORS

Unless otherwise stated in the Agreement, the billing demand shall be the largest of:

A.  The Transmission Demand;

B.  The highest hourly Scheduled Demand for the month; or

C.  The Ratchet Demand


                                 Schedule IR-93
                           Integration of Resources

SECTION 1. AVAILABILITY

Ths schedule supersedes IR-91 and is available for firm transmission service for electric power and energy using the Main Grid and/or Secondary System of the Federal Columbia River Transmission System. The definitions of Main Grid and Secondary Systems are the same as for the FPT-93.1 and FPT-91.3 rate schedules and are contained in the General Transmission Rate Schedule Provisions (GTRSPs). For facilities at voltages lower than the Secondary System, a different rate schedule may be specified. Service under this schedule is subject to BPA's GTRSPS.

 SECTION 11.  RATE

The monthly charge shall be the sum of A and B where:

A.  Demand Charge

    1.  $0.424 per kilowatt of billing demand; or

   2. For Points of Integration (POI) specified in the Agreement as being short distance POIs, for which Main Grid and Secondary System facilities are used for a distance of less than 75 circuit miles, the following formula applies:

       [0.2 + (0.8/75 x transmission distance)]
       ($0.424 per kilowatt of billing demand)

       Where:

       the billing demand for a short distance POI is the demand level specified in the Agreement for such POI, and the transmission distance is the circuit miles between the POI for a generating resource of the customer and a designated Point of Delivery serving load of the customer. Short distance POIs are determined by BPA after considering factors in addition to transmission distance.

B.  Energy Charge

    1.06 mills per kilowatthour of billing energy.

SECTION III. BILLING FACTORS

To the extent that the Agreement provides for the customer to be billed for transmission in excess of the Transmission Demand or Total Transmission Demand, as defined in the Agreement, at the nonfirm transmission rate (currently ET-93), such transmission service shall not contribute to either the Billing Demand or the Billing Energy for the IR rate provided that the customer requests such treatment and BPA approves in accordance with the prescribed provisions in the Agreement.

A.  Billing Demand

   The billing demand shall be the largest of:

   1. The Transmission Demand, except under General Transmission Agreements where a Total Transmission Demand is defined:

   2.  The highest hourly Scheduled Demand for the month; or

   3.  The Ratchet Demand.

B.  Billing Energy

    The billing energy shall be the monthly sum of scheduled kilowatthours.
                               SCHEDULE IS-93
                        SOUTHERN INTERTIE TRANSMISSION


SECTION   I.  AVAILABILITY

This schedule supersedes IS-91 and is available for all transmission on the Southern Intertie. Service under this schedule is subject to BPA's General Transmission Rate Schedule Provisions.

SECTION  II.  RATE

A.  Nonfirm Transmission Rate

    The charge for nonfirm transmission of non-BPA power shall be 3.11 mills per kilowatthour of billing energy. This charge applies for both north-to-south and south-to-north transactions.

B.  Firm Transmission Rate

    The charge for firm transmission service shall be $0.706 per kilowatt per month of billing demand and 1.69 mills per kilowatthour of billing energy. Firm transmission will only be made available to customers under this rate schedule who have executed a contract with BPA specifying use of the Firm Transmission rate for either north-to-south or south-to-north transactions.

SECTION III.  BILLING FACTORS

A. For services under Section II.A. the billing energy shall be the monthly sum of the scheduled kilowatthours, plus the monthly sum of kilowatthours allocated but not scheduled. The amount of allocated but not scheduled energy that is subject to billing may be reduced pro rata by BPA due to forced Intertie outages and other uncontrollable forces that may reduce Intertie capacity. The amount of allocated but not scheduled energy that is subject to billing also may be reduced upon mutual agreement between BPA and the customer.

B. For services under Section II.B. the billing demand shall be the Transmission Demand as defined in the Agreement. The billing energy shall be the monthly sum of scheduled kilowatthours, unless otherwise specified in the Agreement.


                                  Schedule IN-93

                        NORTHERN INTERTIE TRANSMISSION


SECTION   I.  AVAILABILITY

This schedule supersedes IN-91 and is available for all transmission on the Northern Intertie pursuant to an Agreement. Service under this schedule is subject to BPA's General Transmission Rate Schedule Provisions.

SECTION  II.  RATE

The charge for transmission of non-BPA power on the Northern Intertie shall be 0.86 mills per kilowatthour.

SECTION III.  BILLING FACTORS

Billing Energy

The billing energy shall be the monthly sum of the scheduled kilowatthours.

                                Schedule IE-93
                         EASTERN INTERTIE TRANSMISSION


SECTION 1. AVAILABILITY

This schedule supersedes IE-91 and is available for all nonfirm transmission on the Eastern lntertie. Service under this schedule is subject to BPA's General Transmission Rate Schedule Provisions.

SECTION  11.  RATE

The charge for nonfirm transmission on the Eastern Intertie shall be 2.04 mills per kilowatthour.

SECTION III.  BILLING FACTORS

Billing Energy

The billing energy shall be the monthly sum of the scheduled kilowatthours.
                                    Schedule ET-93

                             ENERGY TRANSMISSION


Section   I.  Availability

This schedule supersedes ET-91, unless otherwise specified in the Agreement, with respect to delivery using Federal Columbia River Transmission System facilities other than the Southern Intertie, Eastern Intertie, or the Northern Intertie, and is available for firm (of not more than 1 year duration) or nonfirm transmission between points within the Pacific Northwest. BPA may interrupt nonfirm service which is provided under this rate schedule. Service under this schedule is subject to BPA's General Transmission Rate Schedule Provisions.

SECTION  II.  Rate

The charge for transmission of non-BPA power shall be 2.02 mills per kilowatthour.

SECTION III.  BILLING FACTORS

Billing Energy

The billing energy shall be the monthly sum of scheduled kilowatthours.
                               Schedule MT-91

                              MARKET TRANSMISSION

SECTION   I.  AVAILABILITY

This schedule supersedes MT-89 and is available for Transmission Service for transactions using Federal Columbia River Transmission System facilities pursuant to the Western Systems Power Pool (WSPP) Agreement. General Transmission Rate Schedule Provisions.

SECTION  II.  RATE

The charge shall he determined in advance by BPA. The charge shall be based on the duration of the proposed transaction and shall not exceed the following rates.

A.  Hourly Rate

   The maximum charge shall be 6.5 mills per kilowatt hour where the total hourly revenues from a given transaction during a calendar day shall not exceed the product of the Daily rate and the maximum demand scheduled during any such day.

B.  Daily Rate

   The maximum charge shall be $.105 per kilowattday where the total demand charge revenues in any consecutive 7-day period shall not exceed the product of the Weekly rate and the highest demand experienced on any day in the 7-day period.

C.  Weekly Rate

       The maximum charge shall be $.52 per  kilowattweek.

D.  Monthly Rate.

    The maximum charge shall be $2.27 per kilowattmonth.

SECTION III. BILLING FACTORS

The billing factors shall be specified in advance by BPA, as to representing the Transmission Service use or reservation.

                                Schedule UFT-83
                        USE-OF-FACILITIES TRANSMISSION

SECTION   I.  AVAILABILITY

This schedule supersedes UFT-1 and UFT-2 unless otherwise provided in the Agreement, and is available for firm transmission over specified Federal Columbia River Transmssion system facilities. Service under this schedule is subject to BPA's General Transmission Rate Schedule Provisions.

SECTION  II.  RATE

The monthly charge per kilowatt of Transmission Demand specified in the Agreement shall be one-twelfth of the annual cost of capacity of the specified facilities divided by the sum of Transmission Demands (in kilowatts) using such facilities. Such annual cost shall be determined in accordance with Section III.

SECTION III.  DETERMINATION OF TRANSMISSION RATE

A. From time to time, but not more often than once in each Contract Year, BPA shall determine the following data for the facilities which have been constructed or otherwise acquired by BPA and which are used to transmit electric power:

   1. The annual cost of the specified FCRTS facilities, as determined from the capital cost of such facilities and annual cost ratios developed from the Federal Columbia River Power System financial statement, including interest and amortization, operation and maintenance, administrative and general, and general plant costs.

   2. The yearly noncoincident peak demands of all users of such facilities or other reasonable measurement of the facilities' peak use.

B. the monthly charge per kilowatt of billing demand shall be one-twelfth of the sum of the annual cost of the FCRTS facilites used divided by the sum of Transmission Demands. The annual cost per kilowatt of Transmission Demand for a facility constructed or otherwise acquired by BPA shall be determined in accordance with the following formula:

              A
              -
              D

    Where:

    A = The annual cost of such facility as determined in accordance with
        A.1. above.

    D = The sum of the yearly noncoincident demands on the facility as determined in accordance with A.2. above.

The annual cost per kilowatt of facilities listed in the Agreement which are owned by another entity, and used by BPA for making deliveries to the transferee, shall be determined from the costs specified in the Agreement between BPA and such other entity.

SECTION  IV.  DETERMINATION OF BILLING DEMAND

Unless otherwise stated in the Agreement, the factor to be used in determining the kilowatts of billing demand shall be the largest of:

A.  The Transmission Demand in kilowatts specified in the Agreement;

B. The highest hourly Measured or Scheduled Demand for the month, the Measured Demand being adjusted for power factor; or

C.  The Ratchet Demand.
                                Schedule TGT-1

                        TOWNSEND-GARRISON TRANSMISSION


SECTION   I.  AVAILABILITY

This schedule shall apply to all agreements which provide for the firm transmission of electric power and energy over transmission facilities of BPA's section of the Montana [Eastern] Intertie. Service under this schedule is subject to BPA's General Transmission Rate Schedule Provisions.

SECTION  II.  RATE

The monthly charge shall be one-twelfth of the sum of the annual charges listed below, as applicable and as specified in the agreements for firm transmission. The Townsend-Garrison 500-kV lines and associated terminal, line compensation, and communication facilities are a separately identified portion of the Federal Transmission System. Annual revenues plus credits for government use should equal annual costs of the facilities, but in any given year there may be either a surplus or a deficit. Such surpluses or deficits for any year shall be accounted for in the computation of annual costs for succeeding years. Revenue requirements for firm transmission use will be decreased by any revenues received from nonfirm use and credits for all government use. The general methodology for determining the firm rate is to divide the revenue requirement by the total firm capacity requirements. Therefore, the higher the total capacity requirements, the lower will be the unit rate.

If the government provides firm transmission service in its section of the Montana [Eastern] Intertie in exchange for firm transmission service in a customer's section of the Montana Intertie, the payment by the government for such transmission services provided by such customer will be made in the form of a credit in the calculation of the Intertie Charge for such customer. During an estimated 1- to 3-year period following the commercial operation of the third generating unit at the Colstrip Thermal Generating Plant at Colstrip, Montana, the capability of the Federal Transmission System west of Garrison Substation may be different from the long-term situation. It may not be possible to complete the extension of the 500-kV portion of the Federal Transmission System to Garrison by such commercial operation date.
In such event, the 500/230 kV transformer will be an essential extension of the Townsend-Garrison Intertie facilities, and the annual costs of such transformer will be included in the calculation of the Intertie Charge.

However, starting 1 month after extension to Garrison of the 500-kV portion of the Federal Transmission System, the annual costs of such transformer will no longer be included in the calculation of the Intertie Charge.

A.  Nonfirm Transmission Charge:

    This charge will be filed as a separate rate schedule and revenues received thereunder will reduce the amount of revenue to be collected under the Intertie Charge below.

B.  Intertie Charge for Firm Transmission Service:

    Intertie Charge =

                  (CR-EC)
[((TAC/12)-NFR) x -------]
                   TCR

SECTION III.  DEFINITIONS

A. TAC = Total Annual Costs of facilities associated with the Townsend-Garrison 500-kV Transmission line including terminals, and prior to extension of the 500-kV portion of the Federal Transmission System to Garrison, the 500/230 kV transformer at Garrison. Such annual costs are the total of: (1) interest and amortization of associated Federal investment and the appropriate allocation of general plant costs; (2) operation and maintenance costs; (3) allowance for BPA's general administrative costs which are appropriately allocable to such facilities, and (4) payments made pursuant to section 7(m) of Public Law 96-501 with respect to these facilities. Total Annual Costs shall be adjusted to reflect reductions to unpaid total costs as a result of any amounts received, under agreements for firm transmission service over the Montana Intertie, by the government on account of any reduction in Transmission Demand, termination or partial termination of any such agreement or otherwise to compensate BPA for the unamortized investment, annual cost, removal, salvage, or other cost related to such facilities.

B. NFR = Nonfirm Revenues, which are equal to: (1) the product of the Nonfirm Transmission Charge described in II(A) above, and the total nonfirm energy transmitted over the Townsend-Garrison line segment under such charge for such month; plus (2) the product of the Nonfirm Transmission Charge and the total nonfirm energy transmitted in either direction by the Government over the Townsend-Garrison line segment for such month.

C. CR = Capacity Requirement of a customer on the Townsend-Garrison 500-kV transmission facilities as specified in its firm transmission agreement.

D. TCR = Total Capacity Requirement on the Townsend-Garrison 500-kV transmission facilities as calculated by adding (1) the sum of all Capacity Requirements (CR) specified in all transmission agreements described in section I; and (2) the Government's firm capacity requirement. The Government's firm capacity requirement shall be no less than the total of the amounts, if any, specified in firm transmission agreements for use of the Montana Intertie.

E. EC = Exchange Credit for each customer which is the product of: (1) the ratio of investment in the Townsend-Broadview 500-kV transmission line to the investment in the Townsend-Garrison 500-kV transmission line; and (2) the capacity which the Government obtains in the Townsend-Broadview 500-kV transmission line through exchange with such customer. If no exchange is in effect with a customer, the value of EC for such customer shall be zero.
                                Schedule AC-93
                         Southern Intertie Annual Cost


SECTION   I.  AVAILABILITY

This schedule is applicable to all parties (New Owners) that execute PNW AC Intertie Capacity Ownership Agreements (Agreements) and will be effective on the date described in the Agreement. Service under this schedule is subject to BPA's General Transmission Rate Schedule Provisions.

SECTION  II.  RATE

The rate charges reflect the terms of the Memorandum of Understanding (MOU), signed in the fall of 1991, between BPA and potential New owners. The MOU provides for the payment by New Owners of their prorated share of: (1) BPA's annual operations, maintenance and general plant expense (including applicable overheads) properly chargeable to the AC Intertie facilities; and
(2) BPA's share of capitalized replacements on the AC Intertie. The monthly charge shall be the sum of the charges specified in sections II.A. and II.B.

A.  Operations, Maintenance, and General Plant

    The monthly charge shall equal $325 per megawatt of billing demand.

B.  Replacements

    The monthly charge shall equal $0 per megawatt of billing demand.

SECTION III.  ADJUSTMENT TO REPLACEMENTS RATE

A.  Determination of Billing Adjustment

   New Owners will receive a billing adjustment if BPA incurs AC Intertie replacement cost during the rate period. The Replacements Rate Adjustment equals

              AC Intertie work orders ($000) * %
              ----------------------------------
                    725 MW * # months

   where:

             "# months" equals: (1) the number of months that this rate schedule is in effect during the fiscal year for the Initial Replacements Rate Adjustment; or (2) the number of months in the rate period for the Final Replacements Rate Adjustment; and

             "%" equals the New Owners' percentage share of BPA's total AC Intertie Rated Transfer Capability as specified in the Agreements.

B.  Initial Replacements Rate Adjustment

    New Owners will receive a billing adjustment for each fiscal year that BPA incurs AC Intertie replacement cost. At the end of each fiscal year, the cost associated with AC Intertie capital replacement work orders that have closed during the fiscal year will be determined. The unit rate that would result using these closed work orders is the basis of the Initial Replacements Rate Adjustment.

   1.  Notice Provisions

       Following each fiscal year, BPA shall notify all New Owners by December 15, of the proposed Replacements Rate Adjustment. BPA will provide the calculation of the adjustment and a short description of the work performed and the associated cost used as the basis for the billing adjustment. In addition to written notification, BPA may, but is not obligated to, hold a public meeting to clarify its determinations.

       Written comments on the Initial Replacements Rate Adjustment will be accepted through the end of January. Consideration of comments submitted by the New Owners may result in the billing adjustment differing from the initially proposed adjustment. BPA shall notify all New Owners of the Initial Replacements Rate Adjustment by the last day of February.

   2.  Adjustment of Monthly Bills

       An adjustment will be made on the New Owner's monthly bill prepared during March. The Initial Replacements Rate adjustment will be multiplied by the sum of the monthly billing factors from the relevant fiscal year (i.e., the New Owner's share in megawatts of BPA's PNW AC Intertie Rated Transfer Capability multiplied by the numbers of months that this rate schedule is effective during the fiscal year). The Initial Replacements Rate Adjustment will appear as a charge to the New Owner on the monthly bill prepared during March.

C.  Final Replacements Rate Adjustment

    The actual costs associated with the AC Intertie capital replacement work orders that occur during the rate period may change after BPA performs its final analysis of the work orders. BPA shall compare the unit rate for the rate period using the results of the final work order analysis to the weighted average of the unit rates from the Initial Replacements Rate Adjustments.

   1.  Notice Provisions

       BPA shall notify all New Owners in May 1998 of the results of the calculations, an explanation of work order changes(s), and any resulting billing adjustment. Written comments from New Owners will be accepted through the end of June. BPA shall notify all New Owners of the Final Replacements Rate Adjustment by July 31. Consideration of comments submitted by the New Owners may result in the Final Replacements Rate Adjustment differing from the initially proposed adjustment.

   2.  Adjustment of Monthly Bills

       If the absolute value of the Final Replacements Rate Adjustment is greater than or equal to $1 per megawatt per month, an adjustment will be made on the New Owner's monthly bill prepared during August. For each New Owner, the Final Replacements Rate Adjustment will be multiplied by the sum of the monthly billing factors from the relevant fiscal years (i.e., the New Owner's share in megawatts of BPA's PNW AC Intertie Rated Transfer Capability multiplied by the number of months that this rate schedule is effective during the fiscal years). The Final Replacements Rate Adjustment will appear as a charge or credit to the New Owner on the monthly bill prepared during August. Interest, as determined by BPA's Office of Financial Management, will be included in any adjustment.

SECTION IV.  BILLING FACTOR

The billing demand shall be the New Owner's capacity ownership share in megawatts of BPA's PNW AC Intertie Rated Transfer Capability as specified in the Agreement.

                General Transmission Rate Schedule Provisions

SECTION I. ADOPTION OF REVISED TRANSMISSION RATE SCHEDULES AND GENERAL TRANSMISSION RATE SCHEDULE PROVISIONS (GTRSPs)

A.  Approval of Rates

    These rate schedules and GTRSPs shall become effective upon interim approval or upon final confirmation and approval by FERC. BPA will request FERC approval effective October 1, 1993.

B.  General Provisions

    These 1993 Transmission Rate Schedules and associated GTRSPs are virtually identical to and supersede BPA's 1991 Transmission Rate schedules and GTRSPs (which became effective October 1, 1991) but do not supersede prior rate schedules required by agreement to remain in force.

    Transmission service provided shall be subject to the following Acts, as amended: the Bonneville Project Act, the Regional Preference Act (P.L. 88-552), the Federal Columbia River Transmission System Act, and the Pacific Northwest Electric Power Planning and Conservation Act, and the Energy Policy Act of 1992, Pub. L. 102-486, 106 Stat. 2776 (1992).

    The meaning of terms used in the transmission rate schedules shall be as defined in agreements or provisions which are attached to the Agreement or as in any of the above Acts.

C.  Interpretation

    If a provision in the executed Agreement is in conflict with a provision contained herein, the former shall prevail.

SECTION  II.  BILLING FACTOR DEFINITIONS AND BILLING ADJUSTMENTS

A.  Billing Factors

    1.  Scheduled Demand

       The largest of hourly amounts wheeled which are scheduled by the customer during the time period specified in the rate schedules.

   2.  Metered Demand

       The Metered Demand in kilowatts shall be the largest of the 60-minute clock-hour integrated demands measured by meters installed at each POD during each time period specified in the applicable rate schedule. Such measurements shall be made as specified in the Agreement. BPA, in determining the Metered Demand, will exclude any abnormal readings due to or resulting from: (a) emergencies or breakdowns on, or maintenance of, the FCRTS; or (b) emergencies on the customer's facilities, provided that such facilities have been adequately maintained and prudently operated as determined by BPA.
       If more than one class of power is delivered to any POD, the portion of the metered quantities assigned to any class of power shall be as agreed to by the parties. The amount so assigned shall constitute the Metered Demand for such class of power.

   3.  Transmission Demand

       The demand as defined in the Agreement.

   4.  Total Transmission Demand

       The sum of the transmission demands as defined in the Agreement.

   5.  Ratchet Demand

       The maximum demand established during the previous 11 billing months.
       Exception: if a Transmission Demand or Total Transmission Demand has been decreased pursuant to the terms of the Agreement during the previous 11 billing months, such decrease will be reflected in determining the Ratchet Demand.

B.  Billing Adjustments

    Average Power Factor

    The adjustment for average power factor, when specified in a transmission rate schedule or in the Agreement, shall be made in accordance with the average power factor section of the General Wheeling Provisions.

    To maintain acceptable operating conditions on the Federal system, BPA may restrict deliveries of power at any time that the average leading power factor or average lagging power factor for all classes of power delivered to such point or to such system is below 85 percent.

SECTION III.  OTHER DEFINITIONS

Definitions of the terms below shall be applied to these provisions and the Transmission Rate Schedules, unless otherwise defined in the Agreement.

A.  Agreement

    An agreement between BPA and a customer to which these rate schedules and provisions may be applied.

B.  Eastern Intertie

    The segment of the FCRTS for which the transmission facilities consist of the Townsend-Garrison double-circuit 500 kV transmission line segment including related terminals at Garrison

C.  Electric Power

    Electric peaking capacity (kW) and/or electric energy (kWh).

D.  Federal Columbia River Transmission System

    The transmission facilities of the Federal Columbia River Power System, which include all transmission facilities owned by the government and operated by BPA, and other facilities over which BPA has obtained transmission rights.

E.  Firm Transmission Service

    Transmission service which BPA provides for any non-BPA power except for transmission service which is scheduled as nonfirm. If the firm service is provided pursuant to the Agreement, the terms of the Agreement may further define the service.

F.  Integrated Network

    The segment of the FCRTS for which the transmission facilities provide the bulk of transmission of electric power within the Pacific Northwest, excluding facilities not segmented to the network as shown in the Wholesale Power Rate Development Study used in BPA's rate development.

G.  Main Grid

    As used in the FPT and IR rate schedules, that portion of the Integrated Network with facilities rated 230 kV and higher.

H.  Main Grid Distance

    As used in the FPT rate schedules, the distance in airline miles on the Main Grid between the POI and the POD, multiplied by 1.15.

I.  Main Grid Interconnection Terminal

    As used in the FPT rate schedules, Main Grid terminal facilities that interconnect the FCRTS with non-BPA facilities.

J.  Main Grid Miscellaneous Facilities

    As used in the FPT rate schedules, switching, transformation, and other facilities of the Main Grid not included in other components.

K.  Main Grid Terminal

    As used in the FPT rate schedules, the Main Grid terminal facilities located at the sending and/or receiving end of a line exclusive of the Interconnection terminals.

L.  Nonfirm Transmission Service

    Interruptible transmission service which BPA may provide for non-BPA power.

M.  Northern Intertie

    The segment of the FCRTS for which the transmission facilities consist of two 500 kV lines between Custer Substation and the United States-Canadian border, one 500 kV line between Custer and Monroe Substations, and two
   230 kV lines from Boundary Substation to the United States-Canadian border, and the associated substation facilities.

N.  Point of Integration (POI)

    Connection points between the FCRTS and non-BPA facilities where non-Federal power is made available to BPA for wheeling.

O.  Point of Delivery (POD)

    Connection points between the FCRTS and non-BPA facilities where non-Federal power is delivered to a customer by BPA.

P.  Secondary System

    As used in the FPT and IR rate schedules that portion of the Integrated Network facilities with operating voltage of 115 kV or 69 kV.

Q.  Secondary System Distance

    As used in the FPT rate schedules, the number of circuit miles of Secondary System transmission lines between the secondary POI and the Main Grid or the secondary POD, or the Main Grid and the secondary POD.

R.  Secondary System Interconnection Terminal

    As used in the FPT rate schedules, the terminal facilities on the Secondary System that interconnect the FCRTS with non-BPA facilities.

S.  Secondary System Intermediate Terminal

    As used in the FPT rate schedules, the first and final terminal facilities in the Secondary System transmission path exclusive of the Secondary System Interconnection terminals.

T.  Secondary Transformation

    As used in the FPT rate schedules, transformation from Main Grid to Secondary System facilities.

U.  Southern Intertie

    The segment of the FCRTS for which the major transmission facilities consist of two 500 kV AC lines from John Day Substation to the Oregon-California border, a portion of the 500 kV AC line from Buckley Substation to Summer Lake Substation; when completed, the Third AC facilities which include Captain Jack Substation and the Alvey-Meridian 500 kV AC line; one 1,000 kV DC line between the Celilo Substation and the Oregon-Nevada border, and associated substation facilities.

V.  Transmission Service

    As used in the MT rate schedule, Transmission Service is as defined in the Western Systems Power Pool Agreement.

SECTION  IV.  BILLING INFORMATION

A.  Payment of Bills

    Bills for transmission service shall be rendered monthly by BPA. Failure to receive a bill shall not release the customer from liability for payment. Bills for amounts due of $50,000 or more must be paid by direct wire transfer, customers who expect that their average monthly bill will not exceed $50,000 and who expect special difficulties in meeting this requirement may request, and BPA may approve, an exemption from this requirement. Bills for amounts due BPA under $50,000 may be paid by direct wire transfer or mailed to the Bonneville Power Administration, P.O. Box 6040, Portland, Oregon 97228-6040, or to another location as directed by BPA. The procedures to be following in making direct wire transfers will be provided by the Office of Financial Management and updated as necessary.

    1.  Computation of Bills

       The transmission billing determinant is the electric power quantified by the method specified in the Agreement or Transmission Rate Schedule. Scheduled power or metered power will be used.

       The transmission customer shall provide necessary information to BPA for any computation required to determine the proper charges for use of the FCRTS, and shall cooperate with BPA in the exchange of additional information which may be reasonably useful for respective operations.

       Demand and energy billings for transmission service under each applicable rate schedule shall be rounded to whole dollar amounts, by eliminating any amount which is less than 50 cents and increasing any amounts from 50 cents through 99 cents to the next higher dollar.

   2.  Estimated Bills

       At its option, BPA may elect to render an estimated bill to be followed at a subsequent billing date by a final bill. The estimated bill shall have the validity of and be subject to the same payment provisions as a final bill.

   3.  Billing Month

       For charges based on scheduled quantities, the billing month is the calendar month. For charges based on metered quantities, the billing month is defined as the interval between scheduled meter-reading dates. The billing month will not exceed 31 days in any case. While it may be necessary to read meters on a day other than the scheduled meter-reading date, for determination of billing demand, the billing month will cease at 2400 hours on the last scheduled meter-reading date. Schedules will be predetermined. The customer must give 30 days notice to request a change to the schedule.

   4.  Due Date

       Bills shall be due by close of business on the 20th day after the date of the bill (due date). should the 20th day be a Saturday, Sunday, or holiday (as celebrated by the customer), the due date shall be the next following business day.

   5.  Late Payment

       Bills not paid in full on or before close of business on the due date shall be subject to a penalty charge of $25. In addition, an interest charge of one-twentieth percent (0.05 percent) shall be applied each day to the sum of the unpaid amount and the penalty charge. This interest charge shall be assessed on a daily basis until such time as the unpaid amount and penalty charge are paid in full.

       Remittances received by mail will be accepted without assessment of the charges referred to in the preceding paragraph provided the postmark indicates the payment was mailed on or before the due date. Whenever a power bill or a portion thereof remains unpaid subsequent to the due date and after giving 30 days' advance notice in writing, BPA may cancel the contract for service to the customer. However, such cancellation shall not affect the customer's liability for any charges accrued prior thereto under such agreement.

   6.  Disputed Billings

       In the event of a disputed billing, full payment shall be rendered to BPA and the disputed amount noted. Disputed amounts are subject to the late payment provisions specified above. BPA shall separately account for the disputed amount. If it is determined that the customer is entitled to the disputed amount, BPA shall refund the disputed amount with interest, as determined by BPA's Office of Financial Management.

       BPA retains the right to verify, in a manner satisfactory to the Administrator, all data submitted to BPA for use in the calculation of BPA's rates and corresponding rate adjustments. BPA also retains the right to deny eligibility for any BPA rate or corresponding rate adjustment until all submitted data have been accepted by BPA as complete, accurate, and appropriate for the rate or adjustment under consideration.

   7.  Revised Bills

       As necessary, BPA may render a revised bill.

       a. If the amount of the revised bill is less than or equal to the amount of the original bill, the revised bill shall replace all previous bills issued by BPA that pertain to the specified customer for the specified billing period and the revised bill shall have the same date as the replaced bill.

       b. If a revision causes an additional amount to be due BPA or the specified customer beyond the amount of the original bill, a revised bill will be issued for the difference and the date of the revised bill shall be its date of issue.


                                                                    Exhibit B

GWP Form-4R                        (04-15-83)
                           GENERAL WHEELING PROVISIONS
                           ---------------------------
                                Index to Sections
Section                         -----------------                       Page

GENERAL   APPLICATION
   1.    Interpretation..................................................  2
   2.    Definitions.....................................................  2
   3.    Prior Demands...................................................  4
   4.    Measurements....................................................  4
   5.    Measurements and Installation of Meters.........................  5
   6.    Tests of Metering Installations.................................  5
   7     Adjustment for Inaccurate Metering..............................  5
   B.    Character of Service............................................  6
   9.    Point(s) of Delivery and Delivery Voltage.......................  6
  10.    Combining Deliveries Coincidentally.............................  6
  11.    Suspension of Deliveries........................................  6
  12.    Continuity of Service...........................................  6
  13.    Uncontrollable Forces...........................................  7
  14.    Reducing   Charges for Interruptions............................  7
  15.    Net Billing.....................................................  7
  16.    Average Power Factor............................................  7
  17.    Permits.........................................................  8
  18.    Ownership of Facilities.........................................  8
  19.    Adjustment for Change of Conditions.............................  8
  20.    Dispute Resolution and Arbitration..............................  9
  21.    Contract Work Hours and Safety Standards........................ 10
  22.    Convict Labor................................................... 11
  23.    Equal Employment Opp6rtunity.................................... 11
  24.    Additional Provisions........................................... 12
  25.    Reports......................................................... 12
  26.    Assignment of Contract.......................................... 12
  27.    Waiver of Default............................................... 13
  28.    Notices and Computation of Time................................. 13
  29.    Interest of Member of Congress.................................. 13

APPLICABLE ONLY IF TRANSFEREE IS A PARTY TO THIS CONTRACT
  30.    Balancing Phase Demands......................................... 13
  31.    Adjustment for Unbalanced Phase Demands..13
  32.    Changes in Requirements or Characteristics...................... 13
  33.    Inspection of Facilities.........................................13
  34.    Electric Disturbances............................................14
  35.    Harmonic Control................................................ 15

APPLICABLE ONLY IF TRANSFEREE IS NOT A PARTY TO THIS CONTRACT
  36.    Protection of the Transferor.................................... 15

RELATING ONLY TO RURAL ELECTRIFICATION BORROWERS
  37.    Approval of Contract............................................ 15

APPLICABLE ONLY IF BONNEVILLE IS THE TRANSFEROR
  38.    Equitable Adjustment of Rates................................... 15

                             GENERAL APPLICATION

 1.  Interpretation.
     (a) The provisions in this exhibit shall be deemed to be a part of the contract body to which they are an exhibit. If a provision in such contract body is in conflict with a provision contained herein, the former shall prevail.

     (b) If a provision in the General Transmission Rate Schedule Provisions is in conflict with a provision in this exhibit or the contract body, this exhibit or the contract body shall prevail.

     (c) Nothing contained in this contract shall, in any manner, be construed to abridge, limit, or deprive any party thereto of any means of enforcing any remedy, either at law or in equity, for the breach of any of the provisions thereof which it would otherwise have.

 2.  Definitions.  As used in this contract:
     (a) "Contractor," "Utility" or "Borrower" means the party- to this contract other than Bonneville.

     (b) "Federal System" or "Federal System Facilities" means the facilities of the Federal Columbia River Power System, which for the purposes of this contract shall be deemed to include the generating facilities of the Government in the Pacific Northwest for which Bonneville is designated as marketing agent; the facilities of the Government under the jurisdiction of Bonneville; and any other facilities:

          (1) from which Bonneville receives all or a portion of the generating capability (other than station service) for use in meeting Bonneville's loads, such facilities being included only to the extent Bonneville has the right to receive such capability; provided, however, that "Bonneville's loads" shall not include that portion of the loads of any Bonneville customer which are served by a nonfederal generating resource purchased or owned directly by such customer which may be scheduled by Bonneville;

          (2)  which Bonneville may use under contract, or license; or

          (3) to the extent of the rights acquired by Bonneville pursuant to the Treaty, between the Government and Canada, relating to the cooperative development of water resources of the Columbia River Basin, signed in Washington, D.C., on January 17, 1961.

     (c) "Integrated Demand" means the number of kilowatts which is equal to the number of kilowatt-hours delivered at any point during a clock hour.

     (d) "Measured Demand" means the maximum Integrated Demand for a billing month determined from measurements made as specified in the contract or as determined in section 4 hereof when metering or other data are not available

                                      2
          for such purpose. Bonneville, in determining the Measured Demand, will exclude any abnormal Integrated Demands due to, or resulting from (a) emergencies or breakdowns on, or maintenance of, either parties' facilities, and (b) emergencies on facilities of the Transferee, provided that such facilities have been adequately maintained and prudently operated as determined by Bonneville.

          If the contract provides for delivery of more than one class of power to a Transferee at any Point of Delivery, the portion of each Integrated Demand assigned to any class of power shall be determined as specified in the contract. The portion of the Integrated Demand so assigned shall constitute the Measured Demand for such class of power.

     (e) "Month" means the period commencing at the time when the meters mentioned in this contract are read by Bonneville and ending approximately 30 days thereafter when a subsequent reading of such meters is made by Bonneville.

     (f) "Point(s) of Delivery" means the point(s) of delivery listed either in the Points of Delivery Exhibit to this contract or in the body of this contract.

     (g) "System" or "Facilities" means the transmission facilities: (1) which are owned or controlled by either party, or (2) which either party may use under lease, easement, or license.

     (h) "Transferee" means an entity which receives power or energy from the system of the Transferor.

     (i) "Transferor" means an entity which receives at one point on its system a supplying entity's power or energy and makes such power or energy available at another point an its system for the account of the delivering entity or a third party.

     (j)  "Uncontrollable Forces" means:

          (1) strikes or work stoppage affecting the operation of the Contractor's works, system, or other physical facilities or of the Federal System Facilities or the physical facilities of any Transferee upon which such operation is completely dependent; the term "strikes or work stoppage" shall be deemed to include threats of imminent strikes or work stoppage which reasonably require a party or Transferee to restrict or terminate its operations to prevent substantial loss or damage to its works, system, or other physical facilities; or

          (2) such of the following events as the Contractor or Bonneville or any Transferee by exercise of reasonable diligence and foresight, could not reasonably have been expected to avoid:

               (A) events, reasonably beyond the control of either party or any Transferee, causing failure, damage, or destruction of any works, system or facilities of such party or Transferee; the word "failure"

                                      3
                    shall be deemed to include interruption of, or interference with, the actual operation of such works, system, or facilities;

               (B)  floods or other conditions caused by nature which limit or prevent the operation of, or which constitute an imminent threat of damage to, any such works, system, or facilities; and

               (C)  orders and temporary or permanent injunctions which
                   prevent operation, in whole or in part, of the works, system, or facilities of either party or any Transferee, and which are issued in any bona fide proceeding by:

                     i.  any duly constituted court of general jurisdiction;
                         or

                    ii. any administrative agency or officer other than Bonneville or its officers, provided by law (a) if said party or Transferee has no right to a review of the validity of such order by a court of competent jurisdiction; or (b) if such order is operative and effective unless suspended, set aside, or annulled by a court of competent jurisdiction and such order is not suspended, set aside, or annulled in a judicial proceeding prosecuted by said party or Transferee in good faith; provided, however, that if such order is suspended, set aside, or annulled in such a judicial proceeding, it shall be deemed to be an "uncontrollable force" for the period during which it is in effect; provided, further, that said party or Transferee, shall not be required to prosecute such a proceeding, in order to have the benefits of this section, if the parties agree that there is no valid basis for contesting the order.

                    The term "operation" as used in this subsection shall be deemed to include construction, if construction is required to implement the contract and is specified therein.

 3.  Prior Demands.

     (a) In determining any credit demand mentioned in, or money compensation to be paid under this contract for any month, Integrated Demands at which electric energy was delivered by the Transferor at Points of Delivery mentioned herein for the account of the other party to this contract prior to the date upon which the contract takes effect shall be considered in the same manner as if this contract had been in effect.

     (b) If either party has delivered electric power and energy to the other party at any Point of Delivery specified in this contract or in any previous contract, and such Point of Delivery is superseded by another Point of Delivery specified in this contract, the Measured Demands, if any, at the superseded Point of Delivery shall be considered for the purpose of determining the charges paid to the Transferor for the electric power and energy delivered under this contract at such superseded point.

 4. Measurements. Except as it is otherwise provided in section 7, each measurement of each meter mentioned in this contract shall be the measurement
                                      4

     automatically recorded by such meter or, at the request of either party, the measurement as mutually determined by the best available information.

     If it is provided in this contract that measurements made by any of the meters specified therein are to be adjusted for losses, such adjustments shall be made by using factors, or by compensating the meters, as agreed upon by the parties hereto. If changes in conditions occur which substantially affect any such loss factor or compensation, it will be changed in a manner which will conform to such change in conditions.

 5. Measurements and Installation of Meters. Bonneville may at any time install a meter or metering equipment to make the measurements for any Point of Delivery required for any computation or determination mentioned in this contract, and if so installed, such measurements shall be used thereafter in such computation or determination.

 6. Tests of Metering Installations. Each party to this contract shall, at its expense, test its metering installations associated with this contract at least once every two years. and, if requested to do so by the other party, shall make additional tests or inspections of such installations, the expense of which shall be paid by such other party unless such additional tests or inspections show the measurements of such installations to be inaccurate as specified in section 7. Each party shall give reasonable notice of the time when any such test or inspection is to be made to the other party who may have representatives
     present at such test or inspection.   Any component of such
     installations found to be defective or inaccurate shall be adjusted, repaired or replaced to provide accurate metering.

 7.  Adjustment for Inaccurate Metering

     (a) If any meter mentioned in this contract fails to register, or if the measurement made by such meter during a test made as provided in section 6 varies by more than one percent from the measurement made by the standard meter used in such test, or if an error in meter reading occurs, adjustment shall be made correcting all measurements for the actual period during which such inaccurate
          measurements were made, if such period can be determined.   If such
          period cannot be determined, the adjustment shall be made for the period immediately preceding the test of such meter which is equal to the lesser of (a) one-half the time from the date of the last
          preceding test of such meter, or (b) six months.   Such corrected
          measurements shall be used to recompute the amounts of any electric power and energy to be made available, or any credits to be made in any exchange energy account, and of any money compensation to be paid to the Transferor as provided in this contract.


     (b) If the credit theretofore made to the Transferor in the exchange energy account varies from the credit to be made as recomputed, the amount of the variance will be credited in such exchange energy account to the party entitled thereto.

     (c) If the money compensation theretofore paid to the Transferor varies from the money compensation to be paid as recomputed, the amount of the variance will be paid to the party entitled thereto after both parties have agreed to such recomputation and within 30 days after receipt of invoice by the designated payment office of the payer provided, however, that the other

                                      5

          party may deduct such amount due it from any money compensation which thereafter becomes due the Transferor under this contract.

 8. Character of Service. Unless otherwise specifically provided for in the contract, electric power and energy made available pursuant to this contract shall be in the form of three-phase current, alternating at a nominal frequency of 60 hertz.

 9. Point(s) of Delivery and Delivery Voltage. Electric power and energy shall be delivered to each Transferee at such point or points and at such voltage or voltages as are agreed upon by the parties hereto.

10. Combining Deliveries Coincidentally. If it is provided in this contract that charges for electric power and energy made available at two or more Points of Delivery will be made by combining deliveries at such points coincidentally:

     (a) the total Measured Demand to be considered in determining the billing demand for each billing month shall be the largest sum obtained by adding for each demand interval of such month the corresponding Integrated Demands of the Transferee at all such points after adjusting said Integrated Demands as appropriate to such points;

     (b) the number of kilowatthours to be used in determining the energy charge, if any, and the average power factor at which electric energy is delivered at such points under this contract, during such month, shall be the sum of the amounts of electric energy delivered at such points under this contract during such month; and

     (c) the number of reactive kilovolt-ampere-hours to be used in determining such average monthly power factor shall be the sum of the reactive kilovolt-ampere-hours delivered at such points under this contract such month.

11. Suspension of Deliveries. The other party to this contract may at any time notify the Transferor in writing to suspend the deliveries of electric power and energy provided for in this contract. Upon receipt of any such notice, the Transferor will forthwith discontinue, and will not resume, such deliveries until notified to do so by the other party, and upon receipt of such notice from the other party to do so, will forthwith resume such deliveries.

12.  Continuity of Service.    Either party may temporarily interrupt or
     reduce deliveries of electric power and energy if such party determines that such interruption or reduction is necessary or desirable in case of system emergencies, Uncontrollable Forces, or in order to install equipment in, make repairs to, make replacements within, make investigations and inspections of, or perform other maintenance work on its system. Except in case of emergency and in order that each party's operations will not be unreasonably interfered with, such party shall give notice to the other party of any such interruption or reduction, the reason therefor, and the probable duration thereof to the extent such party has knowledge thereof. Each party shall effect the use of temporary facilities or equipment to minimize the effect of any such interruption or outage to the extent reasonable or appropriate.

13. Uncontrollable Forces. Each party shall notify the other as soon as possible of any Uncontrolled Forces which may in any way affect the delivery of power hereunder. In the event the operations of either party are interrupted or curtailed due to such Uncontrollable Forces, such party shall exercise due diligence to reinstate such operations with reasonable dispatch.

14. Reducing Charges for Interruptions. If deliveries of electric power and energy to the Transferee are suspended, interrupted, interfered with or curtailed due to Uncontrollable Forces on either the Transferee's System or Transferor's System, or if the Transferor interrupts or reduces deliveries to the Transferee for any of the reasons stated in section 12 hereof, the credit in the exchange energy account which would otherwise be made, or the money compensation which would otherwise be paid to the Transferor, shall be appropriately reduced. No interruption, or equivalent interruption, of less than 30 minutes duration will be considered for computation of such reduction in charges.

15. Net Billing. Upon mutual agreement of the parties, payment due one Party may be offset against payments due the other party under all contracts between the parties hereto for the sale and exchange of electric power and energy, use of transmission facilities, operation and maintenance of electric facilities, lease of electric facilities, mutual supply of emergency and standby electric power and energy, and under such other contracts between such parties as the parties may agree, unless otherwise provided in existing contracts between the parties. Under contracts included in this procedure, all payments due one party in any month shall be offset against payments due the other party in such month, and the resulting net balance shall be paid to the party in whose favor such balance exists unless the latter elects to have such balance carried forward to be added to the payments due it in a succeeding month.

16.  Average Power Factor.
     (a)  The formula for determining average power factor is as follows:

Average Power Factor =                      Kilowatthours
                       ------------------------------------------------------
                                        2                                  2
                        /(Kilowatthours) + (Reactive Kilovolt-ampere-hours)

          The data used in the above formula shall be obtained from meters which are ratcheted to prevent reverse registration.

     (b) When delivery of electric poster and energy by the Transferor at any point is commingled with any other class or classes of power and it is impracticable to separately meter the kilowatthours and reactive kilovolt-ampere-hours for each class, the average power factor of the total delivery of such electric power and energy for the month will be used, where applicable, as the power factor for each of the separate classes.

      (c) Except as it is otherwise specifically provided in this contract, no adjustment will be made for power factor at any point of delivery described in this contract while the varhours delivered at such point are not measured.
     (d) The Transferor may, but shall not be obligated to, deliver electric energy hereunder at a power factor of less than 0.85 leading or lagging.
17.  Permits.
     (a) If any equipment or facilities associated with any Point of Delivery and belonging to a party to this contract are or are to be located on the property of the other party, a permit to install, test, maintain, inspect, replace, repair, and operate during the term of this contract and to remove such equipment and facilities at the expiration of said term, together with the right of entry to said property at all reasonable times in such term, is hereby granted by the other party.
     (b) Each party shall have the right at all reasonable times to enter the property of the other party for the purpose of reading any and all meters mentioned in this contract which are installed on such property.
     (c) If either party is required or permitted to install, test, maintain, inspect, replace, repair, remove, or a operate equipment on the property of the other, the owner of such property shall furnish the other party with accurate drawings and wiring diagrams of associated equipment and facilities, or, if such drawings or diagrams are not available, shall furnish accurate information regarding such equipment or facilities. The owner of such property shall notify the other party of any subsequent modification which may affect the duties of the other party in regard to such equipment, and furnish the other party with accurate revised drawings, if possible.

18.  Ownership of Facilities.
     (a) Except as otherwise expressly provided, ownership of any and all equipment, and of all salvable facilities installed or previously installed by a party to this contract on the property of the other party shall be and remain in the installing party.
     (b) Each party shall identify all movable equipment and all other salvable facilities which are installed by such party on the property of the other by permanently affixing thereto suitable markers plainly stating the' name of the owner of the equipment and facilities so identified. Within a reasonable time subsequent to initial installation, and subsequent to any modification of such installation, representatives of the parties shall jointly prepare an itemized list of said movable equipment and facilities.

19. Adjustment for Change of Conditions. If changes in conditions hereafter occur which substantially affect any factor required by this contract to be used in determining (a) any credit in any exchange energy account to be made, money compensation to be paid, or amount of electric power and energy or losses to be made available to one party by the other party, or (b) any maximum replacement demand, or average power factor mentioned in this contract, such factor will be changed in an equitable manner which will conform to such changes of conditions, If an increase in the capacity of the facilities being used by the Transferor in making deliveries hereunder is required at any time after execution of this contract to enable the Transferor to make the deliveries herein required together with those required for its own operations, the construction or installation of additional or other
                                            8

     equipment or facilities for that purpose shall be deemed to be a change of conditions within the meaning of the preceding sentence.

     If, pursuant to the terms of the agreement establishing such exchange energy account, another rate is substituted for the rate to be used in settling the balance in such account, the number of kilowatthours to be credited to the Transferor in such account for each month as provided in this agreement, shall be changed for each month thereafter to the amount computed by multiplying such number of kilowatthours by 2.5 mills and dividing the resulting product by the currently effective substituted rate in mills per kilowatthour.

20.  Dispute Resolution and Arbitration.
     (a) Pending resolution of a disputed matter the parties will continue performance of their respective obligations pursuant to this contract. If the parties cannot reach timely mutual agreement on any matter in the administration of this contract Bonneville shall, unless otherwise specifically provided for in subsection (b) below and, to the extent necessary for its continued performance, make a determination of such matter without prejudice to the rights of the other party. Such determination shall not constitute a waiver of any other remedy belonging to the Contractor.

     (b) The questions of fact stated below shall be subject to arbitration. Other questions of fact under this contract may be submitted to arbitration upon written mutual agreement of the parties. The party calling for arbitration shall serve notice in writing upon the other party, setting forth in detail the question or questions to be arbitrated and the arbitrator appointed by such party. The other party shall, within 10 days after the receipt of such notice, appoint a second arbitrator, and the two so appointed shall choose and appoint a third. In case such other party fails to appoint an arbitrator within said 10 days, or in case the two so appointed fail for 10 days to agree upon and appoint a third, the party calling for the arbitration, upon 5 days' written notice delivered to the other party, shall apply to the person who at the time shall be the presiding judge of the United States Court of Appeals for the Ninth Circuit for appointment of the second and third arbitrator, as the case may be.

          The determination of the question or questions submitted for arbitration shall be made by a majority of the arbitrators and shall be binding on the parties. Each party shall pay for the services and expenses of the arbitrator appointed by or for it, for its own attorney fees, and for compensation for its witnesses or consultants. All other costs incurred in connection with the arbitration shall be shared equally by the parties thereto.

          The questions of fact to be determined as provided in this section shall be limited to:

          (1) the determination of the measurements to be made by the parties hereto pursuant to section 4;
          (2)  the correction of the measurements to be made pursuant to section 7;
                                      9

          (3) the duration of the interruption or equivalent interruption in section 14;
          (4) whether changes in conditions mentioned in section 19 have occurred;
          (5)  whether the changes mentioned in section 30 were made
               "promptly";
          (6) whether an increase or decrease in load or change in load factor mentioned in section 32 is unusual;
          (7) any issue which both parties agree is an issue of fact mentioned in sections 30, 31, and 34;
          (8) the occurrence of an abnormal nonrecurring demand and the amount and time thereof;
          (9)  whether a party has complied with section 34(b); and
         (10)  the acceptable level of harmonics for purposes of section 35.

21. Contract Work Hours and Safety Standards. This contract, if and to the extent required by applicable law and if not otherwise exempted, is subject to the following provisions:

     (a) Overtime Requirements. No Contractor or subcontractor contracting for any part of the contract work which may require or involve the employment of laborers or mechanics, shall require or permit any laborer or mechanic in any workweek in which such worker is employed on such work to work in excess of 8 hours in any calendar day or in excess of 40 hours in such workweek unless such laborer or mechanic receives compensation at a rate not less than one and one-half times such worker's basic rate of pay for all hours worked in excess of eight hours in any calendar day or in excess of 40 hours in such workweek, as the case may be.

     (b) Violation; Liability for Unpaid Wages; Liquidated Damages. In the event of any violation of the provisions of subsection (a), the Contractor and any subcontractor responsible therefor shall be liable to any affected employee for such employee's unpaid wages. In addition, such contractor and subcontractor shall be liable to the Government for liquidated damages. Such liquidated damages shall be computed with respect to each individual laborer or mechanic employed in violation of the provisions of subsection (a) in the sum of $10 for each calendar day on which such employee was required or permitted to be employed in such work in excess of eight hours or in excess of such employee's standard workweek of 40 hours without payment of the overtime wages required by subsection
          (a) above.

     (c) Withholding for Unpaid Wages and Liquidated Damages. Bonneville may withhold or cause to be withheld, from any moneys payable on account of work performed by the Contractor or subcontractor, such sums as may administratively be determined to be necessary to satisfy any liabilities of such Contractor or subcontractor for unpaid wages and liquidated damages as provided in subsection (b) above.

     (d) Subcontracts. The Contractor shall insert in any subcontracts the clauses set forth in subsections (a) through (c) of this provision and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts which they may enter into, together with a clause requiring this insertion in any further subcontracts that may in turn be made.
     (e) Records. The Contractor shall maintain payroll records containing the information specified in 29 CFR 516.2(a). Such records shall be preserved for 3 years from the completion of the contract.

22. Convict Labor. In connection with the performance of work under this contract, the Contractor agrees, if and to the extent required by applicable law or if not otherwise exempted, not to employ any person undergoing sentence of imprisonment except as provided by Public Law 89-176, September 10, 1965 (18 U.S.C. 4082(c)(2)) and Executive Order 11755, December 29, 1973.

23. Equal Employment Opportunity. During the performance of this contract, if and to the extent required by applicable law or if not otherwise exempted, the Contractor agrees as follows:
     (a) The Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion,
          sex, or national origin.   Such action shall include, but not be
          limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and
          selection for training, including apprenticeship.   The Contractor
          agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by Bonneville setting forth the provisions of the Equal Opportunity clause.
     (b) The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.
     (c) The Contractor will send to each labor union or representative of workers with which said Contractor has a collective bargaining agreement or other contract or understanding, a notice, to be provided by Bonneville, advising the labor union or worker's representative of the Contractor's commitments under this Equal Opportunity clause and shall post copies of the notice in conspicuous places available to employees and applicants for employment.
     (d) The Contractor will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.
     (e) The Contractor will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, and by the rules, regulations, and relevant orders of the Secretary of Labor, or pursuant thereto, and will permit access to said Contractor's books, records, and accounts by Bonneville and the Secretary of Labor for purposes of investigations to ascertain compliance with such rules, regulations, and orders.
     (f) In the event of the Contractor's noncompliance with the Equal Opportunity clause of this contract or with any of such rules, regulations, or orders, this contract may be cancelled, terminated, or suspended in whole or in part and the Contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order No. 11246 of September 24, 1965, or by rule. regulation, or order of the Secretary of Labor, or as otherwise provided by law.
     (g) The Contractor will include the provisions of paragraphs (a) through (f) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as Bonneville may direct as a means of enforcing such provisions, including sanctions for noncompliance. In the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by Bonneville, the Contractor may request the Government to enter into such litigation to protect the interests of the Government.

24. Additional Provisions. The Contractor agrees to comply with the clauses for Government contracts contained in the following statutes, Executive Orders, and regulations to the extent applicable:

     (a) the Rehabilitation Act of 1973, Public Law 93-112, as amended, and 41 CFR 60-741 (affirmative action for handicapped workers);
     (b) the Vietnam Era Veterans Readjustment Assistance Act of 1974, Public Law 92-540, as amended, and 41 CFR 60-250 (affirmative action for disabled veterans and veterans of the Vietnam era);
     (c) Executive Order 11625 and 41 CFR 1-1.1310-2 (utilization of minority business enterprises);
     (d)  the Small Business Act, as amended.

25. Reports. The other party to this contract will furnish Bonneville such information as is necessary for making any computation required for the purposes of this contract, and the parties will cooperate in exchanging such additional information as may be reasonably useful for their respective operations.

26. Assignment of Contract. This contract shall inure to the benefit of, and shall be binding upon the respective successors and assigns of the parties to this contract. Such contract or any interest therein shall not be transferred or assigned by either party to any party other than the Government or an agency thereof without the written consent of the other except as specifically provided in this section. The consent of Bonneville is hereby given to any security assignment or other like financing instrument which may be required under terms of any mortgage, trust, security agreement or holder of such instrument of indebtedness made by and between the Contractor and any mortgagee, trustee, secured party, subsidiary of the Contractor or holder of such instrument of indebtedness, as security for bonds of other indebtedness of such Contractor, present or future; such mortgagee, trustee, secured party, subsidiary, or holder may realize upon such security in foreclosure or other suitable proceedings, and succeed to all right, title, and interests of such Contractor.
27. Waiver of Default. Any waiver at any time by any party to this contract of its rights with respect to any default of any other party thereto, or with respect to any other matter arising in connection with such contract, shall not be considered a waiver with respect to any subsequent default or matter.
28. Notices and Computation of Time. Any notice required by this contract to be given to any party shall-be effective when it is received by such party, and in computing any period of time from such notice, such period shall commence at 2400 hours on the date of receipt of such notice.
29. Interest of Member of Congress. No Member of, or Delegate to Congress, or Resident Commissioner shall be admitted to any share or part of this contract or to any benefit that may arise therefrom, but this provision shall not be construed to extend to this contract if made with a corporation for its general benefit.

           APPLICABLE ONLY IF TRANSFEREE IS A PARTY TO THIS CONTRACT
30. Balancing Phase Demands. If required by the Transferor at any time during the term of this contract, the Transferee shall promptly make such changes as are necessary on its system to balance the phase currents at any Point of Delivery so that the current of any one phase shall not exceed the current on any other phase at such point by more than 10 percent.
31. Adjustment for Unbalanced Phase Demands. If the Transferee fails to promptly make the changes mentioned in section 30, the Transferor may, after giving written-notice one month in advance, determine that the Measured Demand of the Transferee at the Point of Delivery in question during each month thereafter, until such changes are made, is equal to the product obtained by multiplying by three the largest of the Integrated Demands on any phase adjusted as appropriate to such point during such month.
32. Changes in Requirements or Characteristics. The Transferee will, Whenever possible, give reasonable notice to the transferor of any unusual increase or decrease of its demands for electric power and energy on the Transferor's system, or of any unusual change in the load-factor or power factor at which the Transferee will take delivery of electric power and energy under this contract.
33. Inspection of Facilities. Each party may for any reasonable purpose under this contract inspect the other party's electric installation at any reasonable time. Such inspection, or failure to inspect, shall not render such party its officers, agents, or employees, liable or responsible for any injury, loss, damage, or accident resulting from defects in such electric installation, or for violation of this contract. The inspecting party shall observe written instructions and rules posted in facilities and such other necessary instructions or standards for inspection as the parties agree to. Only those electric installations used in complying with the terms of this contract shall be subject to inspection.

34.  Electric Disturbances.

     (a) For the purposes of this section, an electric disturbance is any sudden, unexpected, changed, or abnormal electric condition occurring in or on an electric system which causes damage.

     (b) Each party shall design, construct, operate, maintain and use its electric system in conformance with accepted utility practices:

          (1) to minimize electric disturbances such as, but not limited to, the abnormal flow of power which may damage or interfere with the electric system of the other party or any electric system connected with such other party's electric system; and
          (2) to minimize the effect on its electric system and on its customers of electric disturbances originating on its own or another electric system.

     (c) If both parties to this contract are parties to the Western Interconnected Electric System Agreement, their relationship with respect to system damages shall be governed by that Agreement.

     (d) During such time as a party to this contract is not a party to the Agreement Limiting Liability Among Western Interconnected Systems, its relations with the other party with respect to system damages shall be governed by the following sentence, notwithstanding the fact that the other party may be a party to said Agreement Limiting Liability Among Western Interconnected Systems. A party to this contract shall not be liable to the other party for damage to the other party's system or facilities caused by an electric disturbance on the first party's system, whether or not such electric disturbance is the result of negligence by the first party, if the other party has failed to fulfill its obligations under subsection (b)(2) above.

     (e) If one of the parties to this contract is not a party to the Agreement Limiting Liability Among Western Interconnected Systems, each party to this contract shall hold harmless and indemnify the other party, its officers and employees, from any claims for loss, injury, or damage suffered by those to whom the first party delivers power not for resale, which loss, injury or damage is caused by an electric disturbance on the other party's system, whether or not such electric disturbance results from the negligence of such other party, if such first party has failed to fulfill its obligations under subsection (b)(2) above, and such failure contributed to the loss, injury or damage.

     (f) Nothing in this section shall be construed to create any duty to, any standard of care with reference to, or any liability to any person not a party to this contract.

35. Harmonic Control. Each party shall design, construct, operate, maintain and use its electric facilities in accordance with good engineering practices to reduce to acceptable levels the harmonic currents and voltages which pass into the other party's facilities. Harmonic reductions shall be accomplished with equipment which is specifically designed and permanently operated and maintained as an integral part of the facilities of the party which owns the system on which harmonics are generated.

          APPLICABLE ONLY IF TRANSFEREE IS NOT A PARTY TO THIS CONTRACT

36. Protection of the Transferor. Protection is or will be afforded to Bonneville or its Transferor under such of the following provisions and conditions as are specified in each contract executed or to be executed by Bonneville and each third party Transferee named in this contract: the power factor clause of the applicable Bonneville Wholesale Rate Schedule and the subject matter set forth in the General Contract Provisions under the following titles, namely:

     Adjustment for Unbalanced Phase Demands; Uncontrollable Forces; Continuity of Service; Changes in Demands or Characteristics; Electric Disturbances; Harmonic Control; Balancing Phase Demands; Permits; Ownership of Facilities; and Inspection of Facilities.

           RELATING TO RURAL ELECTRIFICATION ADMINISTRATION BORROWERS

37. Approval of Contract. If the Contractor borrows from the Rural Electrification Administration or any other entity under an indenture which requires the lender's approval of contracts, this contract and any amendment thereto shall not be binding on the parties thereto if they are not approved by the Rural Electrification Administration or such other entity. The Contractor shall notify Bonneville of any such entity. If approval is given, such contract or amendment shall be effective at the time stated therein.

                 APPLICABLE ONLY IF BONNEVILLE IS THE TRANSFEROR

38.  Equitable Adjustment of Rates.

     (a) Bonneville shall establish, periodically review and revise rates for the wheeling of electric power and/or energy pursuant to the terms of this contract. Such rates shall be established in accordance with applicable law.
     (b) As used in this section. the words "Rate Adjustment Date" shall mean any date specified by Bonneville in a notice of intent to file revised rates as published in the Federal Register; provided however, that such date shall not occur sooner than (1) nine months from the date that such notice of intent is published; or (2) twelve months from any previous Rate Adjustment Date. By giving written notice to the Contractor 45 days prior to such Rate Adjustment Date, Bonneville may delay such Rate Adjustment Date for up to 90 days if Bonneville determines either that the revenue level of the proposed rates differs by more than five percent from the revenue requirements indicated by most recent repayment studies entered in the hearings record or that external events beyond Bonneville's control will prevent Bonneville from meeting such Rate Adjustment Date. Bonneville may cancel a notice of intent to file revised rates at any time (1) by written notice to the Contractor; or (2) by publishing in the Federal Register a new notice of intent to file revised rates which specifically cancels a previous notice.

     (c) The Contractor shall pay Bonneville for the service made available under this contract during the period commencing on each Rate Adjustment Date and ending at the beginning of the next Rate Adjustment Date at the rate specified in any rate schedule available at the beginning of such period for service of the class, quality, and type provided for in this contract, and in accordance with the terms thereof, and of the General Transmission Rate Schedule Provisions, if any, as changed with, incorporated in or referred to in such rate schedule. New rates shall not be effective on any Rate Adjustment Date unless they have been approved on a final or interim bases by a governmental agency designated by law to approve Bonneville's rates. Rates shall be applied in accordance with the terms thereof, the General Transmission Rate Schedule Provisions as changed with, incorporated in or referred to in such rate schedule and the terms of this contract.

(WP-PKJ-0222f)

                                                      Exhibit C, Page 1 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date

                            TRANSMISSION PARAMETERS

A. Points Of Integration, Transmission Demands, Resources, And Use-Of Facilities Charges
                                                                 Use-of-
                                                                 Facilities
                                   Transmission  Sources to      Charge
Point of Integration (Voltage)     Demand (kW)   be Integrated   $/kW/mo.
- --------------------------------   ------------  -------------   ----------
1.  C.W. Paul Substation (500kV)     173,000     Electric Output      0
                                                 Centralia(1)

2.  Garrison Substation (500 kV)     466,000(2)  Electric Output      0
                                                 of Colstrip
                                                 Nos. 1-4(2)

3.  Garrison Substation (230 kV)      94,000     Electric Output      0
                                                 of Colstrip
                                                 No. 4(3)

4.  John Day Substation (500 kV)     300,000     Any Electric Power   0
                                                 transmitted over
                                                 the PNW AC Intertie
                                                 pursuant to the
                                                 Capacity Ownership
                                                 Agreement

Total Transmission Demand          1,033,000

(1) The Transmission Demand with respect to this Resource shall be reduced to 100,000 kW on the effective date of the 197 MW (or lesser amount) of incremental Transmission Demand specified in footnote 2 below. Bonneville shall integrate at the C. W. Paul Substation Point of Integration, in an amount up to the Transmission Demand with respect to such Point of Integration, shares of the Centralia Project Electric Power acquired by Puget from other entities. Bonneville shall integrate such Electric Power on the same basis that Bonneville integrates Electric Power from the Company's ownership share of the Centralia Project.
(2) Bonneville shall integrate at the Garrison Substation Point of Integration in an amount up to the Transmission Demand, Electric Power from Colstrip 1, 2, 3, and 4 acquired by Puget. Bonneville shall integrate at the Garrison Substation Point of Integration in an amount up to the Transmission Demand with respect to such Point of Integration, Electric Power from other resources, unless Bonneville determines that Electric Power from such other resources cannot be integrated due to Operational Constraints. Bonneville shall integrate such Electric Power on the same basis that Bonneville is obligated to integrate Electric Power from the Company's Colstrip ownership share. This provision does not increase or decrease any rights that the Company has pursuant to Contract No. DE-MS79-81BP90210 (Montana Intertie Agreement).

(2)  (cont'd):
      In consideration of the Company's maintaining in effect with The Washington Water Power Company (WWP) until November 30, 1998, the Exchange Agreement, as amended or replaced, pursuant to which the Company exchanges 197 MW of its Colstrip Project generation for 197 MW of WWP's Centralia Project generation, Bonneville shall provide the Company beginning December 1, 1998, with a right to 197 MW of East-to-West incremental firm

                                                      Exhibit C, Page 2 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date



      transmission service. At such time that the Company exercises such right, a Transmission Demand in the amount of 197 MW, or a lesser amount if so requested by the Company, shall be added to this Exhibit C, Part
     A. with respect to the Garrison Substation Point of Integration. To the extent of such Transmission Demand, Bonneville shall provide transmission service under this Agreement from the Garrison Substation Point of Integration to one or more of the Points of Delivery. The Company's right as provided for in this paragraph shall terminate if not exercised prior to November 30, 2000, or a later date determined by Bonneville. If the Company does not maintain in effect until November 30, 1998, the Exchange Agreement with WWP pursuant to which the Company exchanges 197 MW of its Colstrip Project generation for 197MW of WWP's Centralia Project generation, then upon the Company's request a Transmission Demand in the amount of 197 MW, or a lesser amount if so requested by the Company, shall be added to Exhibit C, Part A, with respect to the Garrison Substation Point of Integration; provided, however, that to the extent the transmission service Bonneville provides to the Company with respect to such 197 MW must be curtailed due to Operational Constraints, the Company shall receive a pro rata reduction in Demand Charge, and the Company shall not be assessed charges for energy pursuant to the Integration of Resources Transmission Rate Schedule (IR-93), or its successor rate schedule. If and to the extent the Company contracts with WWP to provide access across the "West-of-Hatwai Cutplane" (as defined in footnote 3 below), the Company will he assessed losses as if such Electric Power had flowed on the FCRTS; provided, that, notwithstanding the foregoing, Bonneville shall deliver on a firm basis to one or more Points of Delivery such 197 MW of Electric Power (or any lesser amount) as may be scheduled by the Company.

(3) If this Resource (94 MW Colstrip 4 purchase from Montana) cannot be made available to Bonneville due solely because of (i) Operational Constraints, including, without limitation, Western System Coordinating Council scheduling requirements. involving the West-of-Hatwai Cutplane, which do not involve an outage of transmission facilities (ii) suspension or interruption of, or interference with, the operation of the FCRTS, or (iii) both, and it is within Bonneville's capability to do so without adversely affecting performance of its existing obligations on the Effective Date, then Bonneville shall, if requested by the Company, make replacement Electric Power available to the Company equal to the amount of-such Resource the Company would have otherwise made available to Bonneville at the Garrison Substation Point of Integration and the Company shall at Bonneville's option: (1) reimburse Bonneville at Bonneville's Nonfirm Energy rate or Surplus Firm Energy rate when Bonneville is selling such energy; or (2) return replacement Electric Power 168 hours later or at a time and place agreed upon by Bonneville and the Company, or (3) reimburse Bonneville for Bonneville's costs to obtain replacement Electric Power from third parties including associated wheeling and administrative fees. If Bonneville is unable to make replacement Electric Power available, then transmission services for this Resource under this Agreement shall be curtailed before any other firm wheeling contracts executed prior to the effective date of Contract No. DE-MS79-92BP93741, as amended or replaced, with the exception of Bonneville's Electric Power purchase from Basin Electric Power Cooperative (Basin). "West-of-Hatwai Cutplane" means the parallel transmission facilities consisting of the following transmission lines and facilities, Grand Coulee-Bell 230 kV lines 3 and 5, Grand Coulee-Bell 115 kV lines 1 and 2, Grand Coulee-Westside 230 kV line, Hatwai-Lower Granite 500 kV line, Hatwai-Lolo 230 kV line, Lind-Warden 115 kV line, Lolo 230/115 kV Transformer #1 and #2. Harrington-Odessa 115 kV line, Dry Gulch Transformer 115/69 kV, North Lewiston-Walla Walla 230 kV line, and the North Lewiston-Walla Walla 115 kV line which connect two areas of a power system. The provisions set forth in this footnote shall be void and of no force or effect after November 30, 1998.

                                                      Exhibit C, Page 3 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date
B.    Points of Delivery and Use Limits

           Point  of Delivery                            Use Limit
        -----------------------                       --------------
               (Voltage)                                   (kW)(1)

       Christopher Tap 230 kV                            450,000 kW
       Covington Substation 230 kV                       880,000 kW (2)
       Custer Substation 230 kV                          475,000 kW (3)(8)
       Maple Valley Substation 230 kV                  1,570,000 kW
       Monroe Substation 230 kV                          430,000 kW (4)
       Sedro Woolly Substation 230 kV                    125,000 kW (8)
       White River Substation 230 kV                     170,000 kW
       Big Eddy Substation 230 kV (5)
       John Day Substation 500 kV                        400,000 kW (6)
       Fairmount Substation 69 kV                         60,000 kW (7)
           (115 kV upon installation and
           energization of 115 kV facilities)
       Kitsap Substation 115 kV                          410,000 kW
       Olympia Substation 115 kV                         270,000 kW
       Bellingham Substation 115 kV                      100,000 kW (8)
       Beverly Park Substation 115 kV                     50,000 kW
       C. W. Paul Substation 500 kV                      280,000 kW
       Sedro Woolley Tap 230 kV                          265,000 kW (9)


     (1) Use Limits may be developed based on the rating of the Government's limiting facility at each Point of Delivery. These values are determined based on (A) the rating of the Bonneville facilities at the Point of Delivery, and (B) an allocation of such rating between (i) the Company's Use Limit under this Agreement at such Point of Delivery (including but not limited to any requested increases in such Use Limit) and (ii) other Bonneville uses but these values shall in any event, if requested by the Company in writing pursuant to this footnote be not less than the sum of contract demands at such Point of Delivery. Each numerical Use Limit set forth above indicates that for the Point of Delivery opposite such numerical Use Limit there is a limit (equal to such Use Limit) to the rate of delivery on a firm basis at such Point of Delivery that is available to the Company under this Agreement.
          The Company's Use Limit under this Agreement at any Point of Delivery may be increased pursuant to the provisions of section 10(d). The Use Limit under this Agreement at a Point of Delivery shall be decreased upon written request of the Company. Bonneville shall not unilaterally decrease any Use Limit. In the event it is determined that the total deliveries by Bonneville pursuant to all agreements between the Company and Bonneville which require deliveries of Electric Power to be made at a specific Point of Delivery may exceed the Use Limit for that Point of Delivery, and joint studies indicate a need for reinforcement, Bonneville and the Company will conduct and conclude the joint discussions described in section 10(d) within 6 months of the above determination, and implement any resulting plan as soon as is reasonably practicable. Under no circumstances, and notwithstanding anything to the contrary set forth in this Agreement, shall Use Limits, without the Company's prior written consent, be less than the transmission demands in effect under the Prior Agreements immediately prior to their termination pursuant to section 2(a).

                                                      Exhibit C, Page 4 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date





     (2) The Use Limit with respect to the Covington Substation Point of Delivery includes the Use Limits for the Christopher Tap and White River Substation Points of Delivery.

     (3) The Use Limit with respect to the Custer Substation Point of Delivery includes the Use Limits for the Bellingham Substation and Sedro Woolley Substation Points of Delivery, and includes deliveries to Portal Way.

     (4) The Use Limit with respect to the Monroe Substation Point of Delivery includes the Use Limits for the Sedro Woolley Tap and Beverly Park Substation Points of Delivery.

     (5) Nothing in this Agreement or the Capacity Ownership Agreement provides the Company with rights to use the DC Intertie. Deliveries at this Point of Delivery are subject to available transmission capacity and any nonfirm rights the Company has on an hour to wheel Electric Power over the DC Intertie.

     (6) If the megawatt amount of the capability of the PNW AC Intertie to which the Company is entitled pursuant to the Capacity Ownership Agreement is at any time increased or reduced, the Use Limit with respect to the John Day Substation Point of Delivery shall be concurrently increased or reduced by a megawatt amount equal to such increase or reduction with respect to the PNW AC Intertie upon prior written notice of such increase or reduction by the Company to Bonneville.

     (7) The Use Limit with respect to the Fairmount Substation Point of Delivery shall be increased to 70,000 kW upon installation and energization of 115 kV facilities at Fairmount Substation.

     (8) The Use Limits for the Custer Substation, Sedro Woolley Substation and Bellingham Substation Points of Delivery will be adjusted, if necessary, to be consistent with the Bellingham Upgrade Northern Intertie agreement.

     (9) The Sedro Woolley Tap Point of Delivery is a temporary Point of Delivery, pursuant to the terms of Contract No. 14-03-64431. The provisions of Contract No. 14-03-64431 shall continue to apply to this Point of Delivery.

                                                      Exhibit C, Page 5 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date

C.  Calculation of Charges Pursuant to the UFT-83 Rate Schedule

                                  I&A      I&A    O&M    Sum of Non-
                                 Annual   Annual Annual  Coincidental
      Facility      Investment Cost Ratio Cost   Cost     Demands      $/kW/yr    Demand
      --------      ---------- ---------- ------ ------  ------------  -------    ------
None
                                                                       -------    ------

Total UFT Charge =                                                     0.00/kW/yr      kW
                                                                      $0.00/KW/mo


____________________
Unit Charge        =  (I&A Annual Cost) + O&M Annual Cost = $/kW yr
                      ---------------------------------------------
                        Sum of Non-Coincidental Demands

Monthly Charge     =  ($/kW yr) (Project Demand)          = $/mo.
                      --------------------------
                               12 Months

                                                      Exhibit C, Page 6 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date


D.   Description of Points of Integration and Points of Delivery

     Note: These are definitions only. Designations of these points as either Points of Integration or Points of Delivery are in Part A or Part B of this exhibit.

     1.    Big Eddy Substation

           Location: the points in the Government's Big Eddy Substation where the line terminals of the Government's Celilo Converter Station are connected to the 230 kV bus.

           Voltage:  230 kV.

     2.    C.W. Paul Substation

           Location: the points in the Government's C.W. Paul Substation where the 500 kV facilities of the Government and the Centralia Thermal Project are connected;

           Voltage:  500 kV,

           Metering: at the Centralia Thermal Project, in the 20 kV circuits over which Electric Power flows.

           Exception: There shall be an adjustment for losses between the Point of Integration and the metering point.

     3.    Christopher Tap

           Location: the point on the Government's Covington-Tacoma 230 kV circuit over which Electric Power flows;

           Voltage:  230 kV;

           Metering: in the Company's O'Brien Substation, in the 230 kV circuit over which Electric Power flows;

           Exception: there shall be an adjustment for losses between the Point of Delivery and the point of metering.

      4.  Covington Substation

          Location: the point in the Government's Covington Substation where the 230 kV facilities of the parties hereto are connected;

                                                      Exhibit C, Page 7 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date


          Voltage: 230 kV;

          Metering: in the Government's Covington Substation in the 230 kV circuit over which Electric Power flows;

          Exception: the integrated demands at the Covington and White River Point of Delivery's are totaled.

     5.   Custer Substation

          Location: the point in the Government's Custer Substation in the 230 kV facilities of the Parties hereto are connected;

          Voltage: 230 kV;

          Metering: in the Government's Custer Substation in the 230 kV circuits over which Electric Power flows.

     6.   Garrison Substation

          Location: the points in the Government's Garrison Substation where the line terminals of the Garrison-Townsend transmission lines are connected to the 500 kV bus;

          Voltage:  500 kV;

          Metering: in the Government's Garrison Substation in the 500 kV circuits over which Electric Power flows.

     7.   John Day Substation

          Location: the points in the Government's John Day Substation where the line terminals of the Southern Intertie are connected to the 500 kV bus;

          Voltage:  500 kV.

     8.   Maple Valley Substation

          Location: the points in the Government's Maple Valley Substation where the 230 kV facilities of the Parties hereto are connected;

          Voltage:  230 kV;

          Metering: in the Government's Maple Valley Substation, in the 230 kV circuits over which Electric Power flows.

                                                      Exhibit C, Page 8 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date



     9.   Monroe Substation

          Location: the point in the Government's Monroe Substation where the Monroe-Sammamish No. 1 Line is connected;

          Voltage:  230 kV;

          Metering: in the Company's Sammamish Substation, in the 230 kV circuits over which Electric Power flows; until such time as the Government's Sno-King tap is disconnected from the Monroe-Sammamish No. 1 Line and thereafter in the Government's Monroe Substation, in the 230 kV circuit over which such Electric Power will flow;

          Exceptions: there shall be an adjustment for losses between the Point of Delivery and the metering point.

     10.  Sedro Woolley Substation

          Location: the point at Structure No. 26/7 of the Government's Murray-Bellingham 230 kV Line where the facilities of the Parties hereto are connected;

          Voltage:  230 kV;

          Metering: in the Company's Sedro Woolley Substation, in the 230 kV circuits over which Electric Power flows;

          Exceptions: the current and potential transformers are owned by Puget.

     11.  White River Substation

          Location: the points in the Company's White River Substation where the 230 kV facilities of the Government and the Company are interconnected;

          Voltage:  230 kV;

                                                      Exhibit C, Page 9 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date


     Metering:

          (1) the Government's Covington-White River No. 1 Line is metered at the Government's Covington Substation in the 230 kV circuits over which Electric Power flows;

          (2) the Government's Olympia-White River No. 1 Line is metered in the Company's White River Substation in the 230 kV circuits over which Electric Power flows;

      Exception: there shall be an adjustment for losses between metering point (1) above, and the Point of Delivery.

     12.  (a) Fairmount Substation

          Location: the point in the Government's Fairmount Substation where the 69 kV facilities (115 kV upon installation and energization) of the Parties are connected;

          Voltage: 69 kV (115 kV upon installation and energization of such facilities );

          Metering: in the Government's Fairmount Substation. in the 69 kV circuits (115 kV circuit upon installation and energization) over which Electric Power flows.

          (b) Fairmount Substation

          Location: the point in the Government's Fairmount Substation where the 69 kV facilities of Public Utility District No. 1 of Clallam County, Washington, and the Government are connected;

          Voltage:  69 kV;

          Metering: in the Company's Discovery Bay Substation, in the 12.5 kV circuits over which Electric Power is distributed by the Company;

          Exception: there shall be an adjustment for losses between the Point of Delivery and the metering point.

     13. Kitsap Substation

          Location: the points in the Government's Kitsap Substation where the 115 kV facilities of the Parties hereto are connected;

          Voltage: 115 kV;

                                                     Exhibit C, Page 10 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date



          Metering: in the Government's Kitsap Substation, in the 115 kV circuits over which Electric Power flows.

     14.  Olympia Substation

          Location: the point in the Government's Olympia Substation where the 115 kV facilities of the Parties are connected;

          Voltage:  115 kV;

          Metering: in the Government's Olympia Substation, in the 115 kV circuits over which Electric Power flows.

     15.  Bellingham Substation

          Location: the point in the Government's Bellingham Substation where the 115 kV facilities of the Parties are connected;

          Voltage:  115 kV;

          Metering: in the Government's Bellingham Substation, in the 115 kV circuits over which Electric Power flows.

     16.  Beverly Park Substation

          Location: the point in Snohomish's Beverly Park Substation where the 115 kV facilities of the Government and Snohomish are connected;

          Voltage:  115 kV;

          Metering: in Snohomish's Beverly Park Substation, in the 115 kV circuits over which Electric Power flows.

     17.  C. W. Paul Substation

          Location: the point in the Government's C.W. Paul Substation where the 500 kV facilities of the Parties are connected;

          Voltage:  500 kV;

          Metering: in the Company's Tono Substation, in the 115 kV circuits over which Electric Power flows;

                                                     Exhibit C, Page 11 of 11
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date


          Exception: there shall be an adjustment for losses between the Point of Delivery and the metering point.

     18.  Sedro Woolley Tap

          Location: the point at structure 5/2 at the Sedro Woolley Tap to the Monroe-Snohomish Line No. 1 where the 230 kV facilities of the Parties are connected,

          Voltage:  230 kV;

          Metering: in the Company's Sedro Woolley Substation, in the 230 kV circuits over which Electric Power flows;

          Exception: there shall be an adjustment for losses between the Point of Delivery and the metering point.


PMLAN-MPSM-W:\PMT\CT\93947\EXC.DOC))

                                                       Exhibit D, Page 1 of 1
                                               Contract No. DE-MS79-94BP93947
                                            Puget Sound Power & Light Company
                                              Effective on the Effective Date


                           TRANSMISSION LOSS FACTORS
                           -------------------------


A. Transmission Loss Factor to be Applied to Transmission Pursuant to the Integration of Resources (IR) Rate Schedule.

               Rate                                   Loss
             Schedule                                Factor
             --------                                ------

              IR-93                                   1.6%(1)



B. Transmission Loss Factor to be Applied to Transmission Pursuant to the Energy Transmission (ET) Rate Schedule.

               Rate                                   Loss
             Schedule                                Factor
             --------                                ------

              ET-93                                   1.6%(1)




- ------------------------------------------

(1) Bonneville reserves the right to change the Loss Factor in accordance with section 9(b).




(PMLAN-PMT-W:\PMT\CT\93947\ExD.DOC)